                                                         Exhibit No. EX-99(1)(b)

                VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

          Statement Establishing and Fixing the Rights and Preferences
               Of Two Series of Municipal Income Preferred Shares

     Voyageur Minnesota Municipal Income Fund II, Inc., a Minnesota  corporation
(the "Corporation"), certifies to the Secretary of State of Minnesota that.

     FIRST:  Pursuant to authority expressly vested in the Board of Directors of the  Corporation  by  Article 5 of its  Articles  of  Incorporation  (which,  as hereafter  restated  or  amended  from  time to time  are,  together  with  this
Statement,  herein  called  the  "Articles"),  the Board of  Directors  has,  by resolution adopted at a meeting held on April 15, 1993,  authorized the issuance of two  series of its  authorized  preferred  stock,  par value  $.01 per share, liquidation preference $50,000 per share, designated,  respectively,  "Municipal
Income  Preferred  Shares,  Series A" and "Municipal  Income  Preferred  Shares,
Series B" (such series of Municipal  Income  Preferred Shares are referred to in this  Statement  individually  as  "Series A  Preferred  Shares"  and  "Series B
Preferred Shares," respectively, and collectively as the "Preferred Shares").

     SECOND:  The preferences,  voting powers,  restrictions,  limitations as to dividends,  qualifications,  and  terms  and  conditions  of  redemption  of the
Preferred Shares of each such series are as follows:

                                   DESIGNATION

     SERIES A: A series of 600  shares of  preferred  stock,  par value $.01 per share, liquidation preference $50,000 per share, is hereby designated "Municipal
Income  Preferred  Shares,  Series A." Each  Series A  Preferred  Share shall be issued on May 14, 1993;  have a dividend  rate for its Initial  Dividend  Period equal to 2.50% per annum;  have an Initial  Dividend Period ending June 3, 1993;
and have such other  preferences,  limitations  and relative  voting rights,  in addition  to those  required  by  applicable  law or set  forth in the  Articles applicable to preferred stock of the Corporation, as are set forth in Part I and
Part II of this  Statement.  The Series A Preferred  Shares  shall  constitute a separate  series  of  preferred  stock of the  Corporation,  and  each  Series A
Preferred Share shall be identical  except as provided in Section 4 of Part I of this Statement.

     SERIES B: A series of 600  shares of  preferred  stock,  par value $.01 per share, liquidation preference $50,000 per share, is hereby designated "Municipal
Income  Preferred  Shares,  Series B." Each  Series B  Preferred  Share shall be issued on May 14, 1993;  have a dividend  rate for its Initial  Dividend  Period equal to 2.50% per annum;  have an Initial Dividend Period ending June 15, 1993;
and have such other  preferences,  limitations  and relative  voting rights,  in addition  to those  required  by  applicable  law or set  forth in the  Articles applicable to preferred stock of the Corporation, as are set forth in Part I and
Part II of this  Statement.  The Series B Preferred  Shares  shall  constitute a separate  series  of  preferred  stock of the  Corporation,  and  each  Series B
Preferred Share shall be identical  except as provided in Section 4 of Part I of this Statement.

     No holder of Preferred  Shares  shall,  as such  holder,  have any right to acquire, purchase or subscribe for any Preferred Shares, shares of Common Stock,
$.01 par value, of the Corporation or other securities of the Corporation  which it may hereafter  issue or sell (whether out of the number of shares  authorized by the  Articles,  out of any  shares  acquired  by the  Corporation  after  the issuance thereof, or otherwise).

                                     PART I

1.   Definitions

     "AA Composite  Commercial Paper Rate," on any date of determination,  means
(a) the Interest  Equivalent of the rate on commercial paper placed on behalf of issuers  whose  corporate  bonds  are  rated AA by S&P or Aa by  Moody's  or the equivalent of such rating by another  nationally  recognized  statistical rating organization, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately  preceding such date,  or (b) in the event that the Federal  Reserve  Bank of New York does not make  available  such a rate,  then the  arithmetic  average of the Interest
Equivalent of the rate on commercial paper placed on behalf of such issuers,  as quoted on a discount basis or otherwise by the  Commercial  Paper Dealers to the
Remarketing  Agent for the close of business  on the  Business  Day  immediately preceding  such date.  If one of the  Commercial  Paper Dealers does not quote a rate  required to  determine  the AA  Composite  Commercial  Paper Rate,  the AA
Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute  Commercial Paper Dealer or Substitute
Commercial  Paper Dealers  selected by the  Corporation  to provide such rate or rates not being  supplied  by the  Commercial  Paper  Dealer.  If the  number of
Dividend  Period  Days shall be (a) fewer  than 49 days,  such rate shall be the
Interest  Equivalent of the 30-day rate on such commercial paper; (b) 49 or more days but fewer than 70 days,  such rate shall be the Interest  Equivalent of the
60-day  rate on such  commercial  paper;  (c) 70 or more days but fewer  than 85 days,  such rate shall be the arithmetic  average of the Interest  Equivalent of the 60-day and 90-day rates on such  commercial  paper;  (d) 85 or more days but fewer than 91 days,  such rate shall be the  Interest  Equivalent  of the 90-day rate on such commercial paper; and (e) 91 days but less than one year, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

     "Additional  Dividend" means payment to a Holder of Preferred  Shares of an amount which, after taking into account the Retroactive Taxable Allocations made to such Holder with respect to the taxable  year in  question,  would cause such
Holder's  dividends in dollars (after federal and Minnesota  personal income tax consequences,  as  defined  below)  to be  equal  to the  dollar  amount  of the dividends  which  would have been  received  by such  Holder if the  Retroactive
Taxable  Allocations  had not  been  made.  Such  Additional  Dividend  shall be calculated (a) without consideration being given to the time value of money, (b)
assuming  that no Holder  of  Preferred  Shares is  subject  to the  federal  or
Minnesota  alternative  minimum tax with respect to dividends  received from the
Corporation,  (c) assuming the portion of the dividend to which each Retroactive
Taxable  Allocation  applies  would be taxable in the hands,  of each  Holder of
Preferred  Shares at (i) in the case of an  allocation  of  capital  gains,  the maximum marginal  combined regular federal and Minnesota income tax rate (taking into  account  the  federal  income  tax  deductibility  of state  taxes paid or incurred) on net capital gains  applicable to  individuals  or  corporations  in effect during the taxable year in question, whichever is greater, or (ii) in the case of an allocation of ordinary income,  the maximum marginal combined regular federal and  Minnesota  income tax rate (taking into account the federal  income tax deductibility of state taxes paid or incurred) on ordinary income applicable to  individuals or  corporations  in effect during the taxable year in question, whichever  is greater,  and (d)  assuming the  Additional  Dividend  will not be subject to federal or state income tax.

     "Administrator"  means Mitchell  Hutchins Asset Management Inc., a Delaware corporation,  and any  additional or successor  companies or entities which have entered  into an  agreement  with  the  Corporation  to  provide  administrative services to the Corporation.

     "Adviser" means Voyageur Fund Managers, a Minnesota general partnership.

     "Agent Member" means a designated member of the Securities  Depository that will maintain records for a beneficial owner of one or more Preferred Shares.

     "Anticipation  Notes" means the  following  obligations:  tax  anticipation notes, revenue anticipation notes, and tax and revenue anticipation notes.

     "Applicable  Dividend Rate" for any series of Preferred Shares means,  with respect to the Initial  Dividend  Period for such series,  the initial  dividend rate per annum  described  in the  "Designation"  of this  Statement  and,  with respect to any subsequent Dividend Period for such series, the dividend rate per annum  that (a) except for a Dividend  Period  commencing  during a  Non-Payment
Period,  will be equal to the lower of the rate per annum  that the  Remarketing
Agent advises  results on the  Remarketing  Date preceding the first day of such
Dividend  Period from  implementation  of the remarketing  procedures  described herein in Part II and the Maximum Dividend Rate, or (b) for each Dividend Period commencing during a Non-Payment  Period, will be equal to the Non-Payment Period
Rate.

     "Applicable  Percentage" means the percentage of the Reference Rate on each
Remarketing  Date,  which will be determined  with reference to the lower of the credit rating  assigned on such date to the Preferred  Shares by Moody's and S&P
(or,  if Moody's or S&P,  or both,  shall not make such  rating  available,  the equivalent  of either or both of such ratings by a Substitute  Rating  Agency or two Substitute  Rating Agencies or, in the event that only one such rating shall be available, such rating), as follows:

           Credit Ratings               Applicable Percentage of Reference Rate
  Moody's                 S&P
aa3 or higher          AA- or higher                  110%
a3 to a1               A- to A+                       125%
baa3 to baa1           BBB- to BB+                    150%
ba3 to ba1             BB- to BB+                     200%
below ba3              Below BB-                      250%

;provided,  however,  that in the event the  Corporation has notified the Paying
Agent and the  Remarketing  Agent of its intent to allocate  income  taxable for federal  income tax purposes to the  Preferred  Shares prior to the  Remarketing establishing  the  Applicable  Dividend  Rate for such  shares,  the  applicable percentage in the  foregoing  table shall be divided by the quantity 1 minus (a)
in the case of capital gains dividends,  the maximum  marginal  combined regular federal and  Minnesota  income tax rate (taking into account the federal  income tax  deductibility  of state taxes paid or incurred) on capital gains applicable to  individuals  or  corporations,  whichever is greater,  or (b) in the case of ordinary income  dividends,  the maximum  marginal  combined regular federal and
Minnesota   income  tax  rate  (taking  into  account  the  federal  income  tax deductibility of state taxes paid or incurred) on ordinary income  applicable to individuals  or  corporations,  whichever  is  greater.  If the  ratings for the
Preferred   Shares  are  split  between  two  of  the  foregoing  credit  rating categories, the lower rating will determine the prevailing rating.

     "Articles"  means  the  Articles  of  Incorporation,  as  amended,  of  the
Corporation,  including  this Statement  Establishing  and Fixing the Rights and
Preferences of Two Series of Municipal Income Preferred Shares, on file with the
Secretary of State of the State of Minnesota.

     "Beneficial  Owner" means a person who is listed as the beneficial owner of one or more Preferred Shares on the records of the Paying Agent or, with respect to any Preferred Shares not registered in the name of the Securities  Depository on the share  transfer books of the  Corporation,  the person in whose name such share is so registered.

     "Board  of  Directors"  or  "Board"  means the  Board of  Directors  of the
Corporation.

     "Business  Day" means a day on which the New York Stock  Exchange,  Inc. is open for trading  and which is neither a  Saturday,  Sunday nor any other day on which banks in the City of New York are authorized or obligated by law to close.

     "Closing Transaction" means the termination of a futures contract or option position by taking an equal position opposite thereto in the same delivery month as such initial position being terminated.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial  Paper  Dealers"  means  Smith  Barney,   Harris  Upham  &  Co.
Incorporated  and such other  dealers as the  Corporation  may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

     "Commission" means the Securities and Exchange Commission.

     "Common  Stock" means the common shares,  par value $.01 per share,  of the
Corporation.

     "Date of Original  Issue"  means,  with  respect to any series of Preferred
Shares,  the date on which  the  Corporation  originally  issued  shares of such series.

     "Deposit  Securities"  has the meaning set forth in Part I, Section 7(c) of this Statement.

     "Discount  Factor"  means a  Moody's  Discount  Factor  or an S&P  Discount
Factor, as the case may be.

     "Discounted  Value" of any asset of the Corporation  means the market value thereof,  as  determined  by the  Corporation  in  accordance  with the  Pricing
Service,  discounted by the applicable  Moody's  Discount Factor or S&P Discount
Factor,  as the case may be, in  connection  with the  Corporation's  receipt of ratings on the Preferred Shares from Moody's and S&P, provided that with respect to a Moody's Eligible Asset,  Discounted Value shall not exceed the par value of such asset at any time.

     "Dividend  Coverage  Amount" has the  meaning set forth in Part I,  Section
7(c) of this Statement.

     "Dividend  Coverage  Assets" has the  meaning set forth in Part I,  Section
7(c) of this  Statement.  "Dividend  Payment Date" has the meaning  described in
Part I, Section 3(e) of this Statement.

     "Dividend Period," with respect to any series of Preferred Shares,  means a
Seven-day  Dividend  Period,  a 28-day  Dividend  Period or a  Special  Dividend
Period.

     "DTC" means The Depository Trust Company, which will register the Preferred
Shares in the name of its nominee, Cede & Co.

     "Eligible  Assets" means Moody's Eligible Assets or S&P Eligible Assets, as the case may be.

     "Holder" of Preferred Shares means,  unless the context otherwise requires, a person  who is listed in the  records of the  Paying  Agent as the  beneficial owner of one or more Preferred Shares.

     "Initial  Dividend Period," with respect to Series A and Series B Preferred
Shares,  means the period commencing on and including the Date of Original Issue thereof and ending on June 3, 1993 and June 15, 1993, respectively.

     "Initial  Margin" means the amount of cash or securities  deposited  with a futures  commission  merchant  as a  good  faith  deposit  at  the  time  of the initiation of a purchase or sale position with respect to a futures  contract or a sale position with respect to an option position thereon.

     "Interest  Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

     "IRS" means the Internal Revenue Service.

     "Mandatory  Redemption  Price" means  $50,000 per  Preferred  Share plus an amount  equal  to  accumulated  but  unpaid  dividends  thereon  to the  date of redemption (whether or not earned or declared).

     "Marginal Tax Rate" means the maximum marginal  regular federal  individual income tax rate  applicable to ordinary income or the maximum  marginal  regular federal corporate income tax rate, whichever is greater.

     "Market  Value" of any asset of the  Corporation  means  the  market  value thereof  determined  by the  Pricing  Service.  Market  Value of any asset shall include any interest  accrued  thereon.  The Pricing  Service  values  portfolio securities  at the mean  between  the  quoted  bid and asked  price or the yield
equivalent  when  quotations  are  readily   available.   Securities  for  which
quotations  are not readily  available are valued at fair value as determined by the Pricing  Service using methods  which  include  consideration  of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.
The Pricing Service may employ  electronic data processing  techniques  and/or a matrix system to determine valuations. In the event the Pricing Service fails to provide a valuation for a portfolio security or, in the judgment of the Adviser, provides a valuation  which is incorrect,  Market Value of such  security  shall mean the lower of two independent bid price quotations  received from members of the National  Association of Securities Dealers,  Inc. who make a market in such security, one of which shall be in writing.

     "Maximum  Dividend  Rate," with respect to any series of Preferred  Shares, means a maximum  dividend  rate for Preferred  Shares of such series  determined with reference to the credit rating  assigned to such shares and the duration of the  applicable  Dividend  Period.  The Maximum  Dividend  Rate for any Dividend
Period at any date on which an Applicable  Dividend  Rate is determined  will be the Applicable Percentage of the Reference Rate.

     "Maximum  Potential  Additional  Dividend  Liability,"  as of any Valuation
Date,  means the aggregate  amount of Additional  Dividends that would be due if the Corporation were to make Retroactive  Taxable  Allocations,  with respect to any  fiscal  year,  estimated  based  upon  dividends  paid  and the  amount  of undistributed  realized net capital gains and other taxable income earned by the
Corporation,  as of the end of the calendar  month  immediately  preceding  such
Valuation Date, and assuming such Additional Dividends are fully taxable.

     "Minimum Liquidity Level" has the meaning set forth in Part I, Section 7(c)
of this Statement.

     "Minnesota Municipal  Obligations" means "Minnesota Municipal  Obligations"
as defined in the  Corporations  Registration  Statement  on Form N-2 (File Nos.
33-60636 and 811-7420) on file with the Securities and Exchange  Commission,  as such Registration Statement may be amended from time to time.

     "Moody's" means Moody's Investors  Service,  Inc., a Delaware  corporation, and its successors.

     "Moody's Discount Factor" means, for purposes of determining the Discounted
Value of any Moody's Eligible Asset,  the percentage  determined by reference to the rating on such asset and the shortest  period set forth opposite such rating that is the same  length as or is longer than the Moody's  Exposure  Period,  in accordance with the table set forth below:

                                               Moody's Discount Factors
                                                    Rating Category

              Exposure Period                 Aaa (1)Aa (1)  A (1)   Baa (1)  Other (2) VMIG-1 (1) (3)(4) SP-1 + (3) (4)

7 weeks or less............................    151%   159%    168%    202%      229%           136%            148%
8 weeks or less but greater than 7 weeks...    154%   164%    173%    205%      235%           137%            149%
9 weeks or less but greater than 8 weeks...    158%   169%    179%    209%      242%           138%            150%
___________________

(1)  Moody's rating

(2)  Municipal Obligations not rated by Moody's but rated BBB or BBB+ by S&P

(3)  Municipal  Obligations  rated  MIG-1 or VMIG-1 or, if not rated by Moody's, rated  SP-1+ by S&P,  which do not  mature or have a demand  feature at par exercisable in 30 days and which do not have a long-term rating.

(4)  For the  purposes  of the  definition  of Moody's  Eligible  Assets,  these securities will have an assumed rating of A by Moody's.

     Notwithstanding  the  foregoing,  (a) no Moody's  Discount  Factor  will be
applied  to  short-term   Municipal   Obligations  so  long  as  such  Municipal
Obligations  are rated at least MIG-1,  VMIG-1 or P-1 by Moody's which mature or have a demand feature at par exercisable  within the Moody's Exposure Period and the Moody's Discount Factor for such Municipal  Obligations will be 125% so long as such Municipal  Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable  within the Moody's  Exposure
Period;  and  (b) no  Moody's  Discount  Factor  will be  applied  to cash or to
Receivables  for  Municipal   Obligations   Sold.   "Receivables  for  Municipal
Obligations Sold," for purposes of calculating Moody's Eligible Assets as of any
Valuation Date, means no more than the aggregate of the following:  (i) the book value  of  receivables  for  Municipal  Obligations  sold as of or prior to such
Valuation Date if such  receivables are due within the Moody's  Exposure Period, and if the trades  which  generated  such  receivables  are (A) settled  through clearing  house firms with respect to which the  Corporation  has received prior written  authorization from Moody's or (B) with counterparties  having a Moody's long-term debt rating of at least Baa3; and (ii) the Moody's Discounted Value of
Municipal Obligations sold as of or prior to such Valuation Date which generated receivables,  if such receivables are due within the Moody's Exposure Period but do not comply with either of conditions (A) or (B).

     "Moody's  Eligible  Assets" means cash or a Municipal  Obligation  that (a)
pays interest in cash, (b) is publicly rated Baa or better by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (provided  that, for purposes of determining the Moody's  Discount Factor  applicable to any such
S&P-rated  Municipal  Obligation,   such  Municipal  Obligation  (excluding  any
short-term  Municipal  Obligation) will be deemed to have a Moody's rating which is one full rating  category  lower than its S&P rating),  (c) does not have its rating suspended,  (d) is part of an issue of Minnesota Municipal Obligations of at least  $5,000,000  if rated  Aaa,  Aa or A by  Moody's  (or,  if not rated by
Moody's, rated AAA or AA by S&P), or $10,000,000 if rated Baa by Moody's (or, if not rated by Moody's rated A or BBB by S&P), or is part of an issue of Municipal
Obligations other than Minnesota Municipal  Obligations of at least $10,000,000,
(e) is not a  private  placement,  and  (f) is  not  convertible.  In  addition,
Receivables for Municipal  Obligations Sold (as defined under "Moody's  Discount
Factor") shall constitute Moody's Eligible Assets.  Municipal Obligations in the
Corporation's   portfolio   must  be  within   the   following   diversification
requirements in order to be included within Moody's Eligible Assets:

                         Minimum          Maximum               Maximum                    Maximum
                        Issue Size      Underlying            Issue Type                    County
                     ($ Millions) (2) Obligor (%) (3) Concentration (%) (3)(4)(5)  Concentration (%) (3)(6)
          Rating
Aaa.................        5             100                   100                         100
Aa..................        5              20                    60                          60
A...................        5              10                    40                          40
Baa.................       10               6                    20                          20
Other (1)                  10               4                    12                          12
__________________

(1)  Municipal securities not rated by Moody's but rated BBB or BBB+ by S&P.

(2)  Applicable to Minnesota Municipal  Obligations only. Municipal  Obligations other than Minnesota  Municipal  Obligations must be part of an issue of at least $10,000,000.

(3)  The  referenced  percentages  represent  cumulative  totals for the related rating category and each lower rating category.

(4)  For  purposes  of  the  issue  type  concentration  requirement,  Municipal
     Obligations  will be  classified  within one of the  following  categories:
     health care issues,  housing  issues,  educational  facilities  (public and private schools)  issues,  student loan issues,  resource  recovery issues, transportation  issues,  industrial  revenue  and  pollution  control  bond issues,  utility issues  (including  water,  sewer and  electric),  general obligation  issues,  lease  obligations and certificates of  participation,
     escrowed  bonds  and  other  issues  ("Other  Issues")   including  special
     obligations to crossover, excise and sales tax revenue, recreation revenue, special assessments,  and telephone revenue bonds only. The following issue types will be further limited as follows for all rating categories  listed:
     student loan issues-10%; resource recovery issues-10%; Other Issues-10%.

(5)  Does not apply to general obligation Municipal Obligations.

(6)  Applicable to general obligation Municipal Obligations only.

     For purposes of the maximum underlying obligor requirement described above, any Municipal  Obligation backed by the guaranty,  letter of credit or insurance issued by a third  party will be deemed to be issued by such third  party if the issuance of such third  party  credit is the sole  determinant  of the rating of such Municipal  Obligation.  In the event any of the Moody's  Eligible Assets in
the  Corporation's   portfolio  consist  of  Municipal  Obligations  other  than
Minnesota  Municipal  Obligations,  then  such  Municipal  Obligations  shall be subject to the  following  requirements  regarding  the  maximum  percentage  of
Moody's Eligible Assets that may be invested in Municipal Obligations of issuers located  in a  particular  state of  United  States  territory:  such  Municipal
Obligations  rated  BBB or BBB+ by S&P may  comprise  no more  than 12% of total
Moody's Eligible Assets; such BBB or BBB+ rated Municipal  Obligations,  if any, together with any such Municipal  Obligations  rated Baa by Moody's or A by S&P, may comprise no more than 20% of total Moody's Eligible Assets;  such BBB, BBB+,
Baa and A-rated Municipal Obligations,  if any, together with any such Municipal
Obligations  rated A by Moody's or AA by S&P,  may  comprise no more than 40% of total Moody's Eligible Assets; and such BBB, BBB+, Baa, A and AA-rated Municipal
Obligations,  if any,  together with any such Municipal  Obligations rated Aa by
Moody's or AAA by S&P, may comprise no more than 60% of total  Moody's  Eligible
Assets; provided,  however, that, notwithstanding the foregoing, no more than an aggregate  of 10% of the  Moody's  Eligible  Assets  may  consist  of  Municipal
Obligations of issuers located in United States  Territories,  other than Puerto
Rico. For purposes of applying the foregoing requirements, Municipal Obligations rated MIG-1 or VMIG-1 or, if not rated by Moody's,  rated SP-1+ by S&P, which do not mature or have a demand  feature at par  exercisable in 30 days and which do not have a long-term rating, will be considered to have a long-term rating of A.

     For purposes of  calculation  of Minimum  Issue Size,  Underlying  Obligor,
Maximum Issue Type and Maximum County  Concentration,  Moody's  Eligible  Assets
shall be calculated without including cash and Municipal Obligations rated MIG-1 or VMIG-1 or, if not rated by Moody's,  rated SP-1+ by S&P,  which either mature or have a demand feature at par exercisable  with the Moody's  Exposure  Period.
Where the Corporation  sells an asset and agrees to repurchase such asset in the future,  the Discounted  Value of such asset will constitute a Moody's  Eligible
Asset and the amount the  Corporation is required to pay upon repurchase of such asset will count as a liability  for the purposes of the  Preferred  Share Basic
Maintenance Amount. Where the Corporation  purchases an asset and agrees to sell it to a third party in the future,  cash receivable by the  Corporation  thereby will  constitute a Moody's  Eligible  Asset if the long-term  debt of such other party is rated at least A2 by Moody's and such  agreement  has a term of 30 days or less;  otherwise the Discounted Value of such asset will constitute a Moody's
Eligible Asset.

     Notwithstanding  the  foregoing,  an asset will not be considered a Moody's
Eligible  Asset if (a) it is subject to any  material  lien,  mortgage,  pledge, security  interest or security  agreement of any kind  (collectively,  "Liens"), except for (i) Liens  which are being  contested  in good  faith by  appropriate proceedings and which Moody's has indicated to the  Corporation  will not affect the status of such assets as a Moody's Eligible Asset, (ii) Liens for taxes that are not then due and  payable or that can be paid  thereafter  without  penalty,
(iii) Liens to secure  payment  for  services  rendered or cash  advanced to the
Corporation  by  the  Adviser,  the  Paying  Agent,  the  Administrator  or  the
Remarketing Agent and (iv) Liens by virtue of any repurchase  agreement;  or (b)
it is irrevocably  deposited by the  Corporation  for the payment of any amounts set forth in (a)(i) through (a)(vii) under  "Preferred  Share Basic  Maintenance
Amount."

     "Moody's  Exposure  Period"  on a given  Valuation  Date  means the  period commencing on such date and ending 47 days  thereafter,  as such exposure period may be modified by the Board of the  Corporation;  provided,  however,  that the
Corporation  shall have received  confirmation in writing -from Moody's that any such modification shall not adversely affect the then-current  Moody's rating of the Preferred Shares.

     "Moody's  Hedging  Transactions"  means  options  on  securities,   futures
contracts  based on the  Municipal  Index or Treasury  Bonds and options on such futures contracts.

     "Moody's  Volatility  Factor" means 272% (or 302% where notice of a Special
Dividend Period of greater than 28 days but less than 50 days has been given but not yet exercised) as long as there has been no increase enacted to the Marginal
Tax Rate.  If such an increase is enacted but not yet  implemented,  the Moody's
Volatility Factor shall be as follows:

                                                 Moody's           Moody's
 % Change in Marginal                          Volatility        Volatility
       Tax Rate                                   Factor           Factor*
Less than or equal to 5%...............            292%              232%
Greater than 5% but less than 10%......            313%              347%
Greater than 10% but less than 15%.....            338%              373%
Greater than 15% but less than 20%.....            364%              402%
Greater than 20% but less than 25%.....            396%              436%
Greater than 25% but less than 30%.....            432%              474%
Greater than 30% but less than 35%.....            472%              518%
Greater than 35% but less than 40%.....            520%              570%
___________________

*    Applicable  where a notice of Special  Dividend Period greater than 28 days but less than 50 days has been given but not yet exercised.

     "Municipal Index" means The Bond Buyer Municipal Bond Index.

     "Municipal  Obligations"  means  "Municipal  Obligations" as defined in the
Corporation's  Registration  Statement  on Form  N-2  (File  Nos.  33-60636  and
811-7420)  on  file  with  the  Securities  and  Exchange  Commission,  as  such
Registration Statement may be amended from time to time.

     "1940 Act" means the  Investment  Company Act of 1940, as amended from time to time.

     "1940 Act Asset  Coverage"  means asset coverage  (determined in accordance with  Section  18 of the 1940  Act) of at least  200%  with  respect  to  senior securities which are stock,  including the Preferred Shares (or such other asset coverage  as may in the  future  be  specified  in or under  the 1940 Act as the minimum  asset  coverage for senior  securities  which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

     "1940 Act Cure Date"  means the last  Business  Day of the  calendar  month following the failure by the Corporation to maintain the 1940 Act Asset Coverage as of the last Business Day of any calendar month in which any Preferred  Shares are Outstanding.

     "Non-Call  Period"  has  the  meaning  described  in  "Specific  Redemption
Provisions,"  below.  "Non-Payment  Period" has the meaning set forth in Part I,
Section 3(g) of this  Statement.  "Non-Payment  Period Rate" has the meaning set forth in Part I, Section 3(g) of this Statement  "Notice of Redemption"  has the meaning set forth in Part I, Section 4(d) of this Statement.

     "Optional  Redemption  Price,"  with  respect  to any  series of  Preferred
Shares, shall mean (a) $50,000 per Preferred Share of such series in the case of a seven-day  Dividend  Period,  a 28-day Dividend  Period or a Special  Dividend
Period of less than 365 days applicable to such series, or (b) with respect to a
Special  Dividend  Period  applicable  to such  series of 365 days or more,  the redemption price set forth in the Specific  Redemption  Provisions in connection therewith; in each case plus an amount equal to accumulated but unpaid dividends thereon to the date of redemption (whether or not earned or declared).

     "Outstanding," with respect to any series of Preferred Shares,  shall mean, as of "any  date,  Preferred  Shares of such  series  theretofore  issued by the
Corporation except, without duplication, (a) any of the Preferred Shares of such series theretofore  canceled or redeemed by the Corporation,  or with respect to which the Corporation  has given notice of redemption and irrevocably  deposited with the Paying Agent sufficient funds to redeem such Preferred Shares,  (b) any
Preferred  Shares of such series as to which the  Corporation  or any  affiliate thereof is a Holder,  and (c) any Preferred Shares of such series represented by any  certificate  in lieu of  which a new  certificate  has  been  executed  and delivered by the Corporation;  provided, however, that for so long as Moody's is rating the Preferred  Shares,  any Preferred Shares as to which any affiliate of the  Corporation  is a Holder shall be  considered  Outstanding  for purposes of determining the Preferred Share Basic Maintenance Amount.

     "Paying  Agent" means Bankers Trust  Company,  or any successor  company or entity,  which has entered into a Paying Agent Agreement with the Corporation to act,  among  other  things,  as the  transfer  agent,  registrar,  dividend  and redemption  price  disbursing  agent,  settlement  agent and  agent for  certain notifications  for the  Corporation in connection  with the Preferred  Shares in accordance with such agreement.

     "Paying Agent  Agreement" means an agreement to be entered into between the
Corporation and the Paying Agent.

     "Preferred Share Basic  Maintenance  Amount" as of any Valuation Date means the  dollar  amount  equal to (a) the sum of (i) the  product  of the  number of
Preferred  Shares  Outstanding  on such date  multiplied  by  $50,000,  (ii) the aggregate amount of dividends (whether or not earned or declared) that will have accumulated to (but not  including) the next Dividend  Payment Date that follows such Valuation Date or a date 47 days after such  Valuation  Date,  whichever is sooner, at the Applicable Dividend Rate, (iii) the amount equal to the Projected
Dividend Amount (based upon the number of Preferred  Shares  Outstanding on such date);  (iv) the  amount of  anticipated  Corporation  expenses  for the 90 days subsequent to such Valuation Date, (v) the premium,  if any,  resulting from the designation  of a Premium  Call  Period,  (vi) the  amount of the  Corporation's
Maximum Potential  Additional  Dividend Liability as of such Valuation Date, and
(vii) any current  liabilities  as of such  Valuation  Date,  including  but not limited to  liabilities  relating  to the  payment of the  redemption  price for
Preferred  Shares for which the Corporation  has given notice of redemption,  to the extent not reflected in any of (a)(i) through  (a)(vi)  (including,  without limitation, any amounts described below as required to be treated as liabilities in connection  with the  Corporation's  transactions  in futures and options and including  payables for  Municipal  Obligations  purchased as of such  Valuation
Date); less (b) either (1) the face value of any Corporation  assets irrevocably deposited by the Corporation  for the payment of any of (a)(i) through  (a)(vii)
if, with respect to any such  liability,  such assets mature by the payment date for such liability or by a date 47 days after such Valuation Date,  whichever is sooner,  and are either  securities  issued or  guaranteed  by the United States
Government or have a rating assigned by Moody's of P-1, VMIG1 or MIG-1 (or, with respect to S&P, SP-1+ or A-1+) or (2) the Discounted Value of such assets.

     For purposes of the Preferred Share Basic Maintenance  Amount in connection with S&P's rating of the Preferred  Shares,  with respect to any transactions by
the  Corporation  in  futures  contracts,   the  Corporation  shall  include  as
liabilities (a) 30% of the aggregate  settlement  value, as marked to market, of any outstanding  futures  contracts based on the Municipal Index which are owned by the Corporation plus (b) 25% of the aggregate  settlement value, as marked to market,  of any  outstanding  futures  contracts  based on Treasury  Bonds which contracts are owned by the Corporation.

     For purposes of the Preferred Share Basic Maintenance  Amount in connection with Moody's rating of the Preferred Shares, with respect to any transactions by
the  Corporation  in  futures  contracts,   options  on  futures  contracts  and
securities options,  the Corporation shall include as liabilities (a) 10% of the exercise price of a call option written by the  Corporation and (b) the exercise price of any written put option.

     "Preferred Share Basic  Maintenance Cure Date" means the third Business Day after a failure by the  Corporation  to have  Eligible  Assets with an aggregate
Discounted Value at least equal to the Preferred Share Basic Maintenance  Amount on any Valuation Date.

     "Preferred  Share  Provisions"  means the  rights  and  preferences  of the
Preferred  Shares  established  by this  Statement  establishing  the  Preferred
Shares.

     "Premium  Call Period" has the meaning  described  in "Specific  Redemption
Provisions," below.

     "Pricing  Service"  means  Kenny  Information  Systems  Inc.  or such other pricing  service  as may be  designated  from  time  to  time  by the  Board  of
Directors,  provided that, for so long as Preferred  Shares are rated by Moody's and S&P, no pricing service shall be so designated  without the prior consent of
Moody's and S&P.

     "Projected Dividend Amount" means, with respect to the Preferred Shares, on any  Valuation  Date the  aggregate  amount of dividends  that would  accumulate during the period  beginning on the next Dividend Payment Date that follows such
Valuation  Date and  ending on a date 47 days  after  such  Valuation  Date at a dividend  rate equal to the Maximum  Dividend  Rate for a Dividend  Period of 28
days or less (or at the  Non-Payment  Period  Rate if such  calculation  is made during a Non-Payment  Period) multiplied by the larger of the Moody's Volatility
Factor or the S&P Volatility  Factor determined from time to time by Moody's and
S&P, respectively.

     A "record holder" of Preferred Shares shall mean the Securities  Depository or its  nominee or such other  person or  persons  listed in the stock  transfer books of the  Corporation  as the  registered  holder  of one or more  Preferred
Shares.

     "Reference Rate" means (a) with respect to any Dividend Period of less than one year,  the higher of the applicable AA Composite  Commercial  Paper Rate and the Taxable  Equivalent  of the  Short-Term  Municipal  Bond Rate,  and (b) with respect to any Special Dividend Period of one year or longer, the Treasury Rate.

     "Remarketing"  means each periodic operation of the process for remarketing each series of Preferred Shares, as described in Part II of this Statement.

     "Remarketing Agent" means Smith Barney, Harris Upham & Co. Incorporated and any  additional  or successor  companies or entities  which have entered into an agreement  with the  Corporation  to follow the  remarketing  procedures for the purposes of determining the Applicable Dividend Rate.

     "Remarketing  Agreement"  means the  agreement  entered  into  between  the
Corporation and the Remarketing Agent which provides,  among other things,  that the Remarketing Agent will follow certain procedures for remarketing each series of Preferred  Shares on behalf of the Holders as provided in the Preferred Share
Provisions for the purpose of determining the Applicable Dividend Rate that will enable  the  Remarketing  Agent to  remarket  Preferred  Shares  of such  series tendered to it at $50,000 per share for the next applicable Dividend Period.

     "Remarketing  Date," with respect to any series of Preferred Shares,  means the last Business Day of a Dividend Period for such series.

     "Retroactive  Taxable  Allocation"  has the  meaning  set  forth in Part I,
Section 3(i) of this Statement.

     "S&P" means Standard & Poor's Corporation, a New York corporation,  and its successors.

     "S&P Discount  Factor" means,  for purposes of  calculating  the Discounted
Value of any S&P Eligible Asset,  the percentage  determined by reference to the rating on such asset and the  shortest S&P  Exposure  Period set forth  opposite such rating that is the same length as or is longer than the S&P Exposure Period on the date of such determination, in accordance with the table set forth below:

                                        S&P Discount Factors
                                           Rating Category
Exposure Period              AAA          AA            A            BBB

40 Business Days.......       205%         210%         225%          265%
22 Business Days.......       185          190          205           245
10 Business Days.......       170          175          190           230
7 Business Days........       165          170          185           225
3 Business Days........       145          150          165           205

     Notwithstanding  the foregoing,  (a) the S&P Discount Factor for short-term
Municipal  Obligations will be 115%, provided such Municipal Obligations must be rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Municipal Obligations are not rated by S&P but are rated  VMIG-1,  P-1 or MIG-1 by  Moody's  and  mature  or have a demand  feature exercisable in 30 days or less; provided,  however,  that any such Moody's-rated short-term  Municipal  Obligations which have demand features exercisable within
30 days or less  must be backed by a letter of  credit,  liquidity  facility  or guarantee  from  a  bank  or  other  financial  institution  and  such  bank  or institution must have a short-term rating of at least A-1+ from S&P ; and further provided that such Moody's-rated  short-term Municipal  Obligations may comprise no more  than  50% of  short-term  Municipal  Obligations  that  qualify  as S&P
Eligible  Assets,  and (b) no S&P Discount  Factor will be applied to cash or to
Receivables  for  Municipal  Obligations  Sold.  For purposes of the  foregoing,
Anticipation Notes rated SP-1+ or, if not rated by S&P, rated MIG-1 or VMIG-1 by
Moody's,  which do not mature or have a demand feature at par  exercisable in 30 days and  which do not  have a  long-term  rating,  shall  be  considered  to be short-term Municipal Obligations.  "Receivables for Municipal Obligations Sold,"
for purposes of calculating S&P Eligible Assets as of any Valuation Date,  means the book value of receivables for Municipal  Obligations  sold as of or prior to such  Valuation  Date if such  receivables  are due within five business days of such Valuation Date.

     "S&P Eligible Assets" means cash (excluding any cash irrevocably  deposited by the  Corporation  for the  payment of any  liabilities  within the meaning of
Preferred Share Basic Maintenance Amount), Receivables for Municipal Obligations
Sold (as defined  above under "S&P Discount  Factor") or a Municipal  Obligation that is:  (a)  issued  by any of the 50  states,  U.S.  territories,  and  their subdivisions, counties, cities, towns, villages, school districts, and agencies, such as  authorities  and  special  districts  created by the states and certain federally sponsored agencies such as local housing authorities (payments made on
Municipal  Obligations  are exempt  from  federal  income tax and are  generally exempt  from  state and  local  taxes in the state of  issuance);  (b)  interest bearing and pays interest at least  semi-annually;  (c) payable in U.S. dollars;
(d)  publicly  rated  BBB or  higher by S&P or, if not rated by S&P but rated by
Moody's, rated at least A by Moody's; provided that such Moody's-rated Municipal
Obligations  will be included in S&P Eligible Assets only to the extent the fair market value of such Municipal  Obligations does not exceed 50% of the aggregate fair market value of the S&P Eligible  Assets (for purposes of  determining  the
S&P Discount Factors applicable to such Moody's-rated Municipal Obligations, any such  Municipal  Obligations  will be deemed to have an S&P rating  which is one full  rating  category  lower  than  its  Moody's  rating);  (e)  not a  private placement;  (f) part of an issue  with an  original  issue  size of at least $10 million or, if of an issue with an original  issue size below $10 million but in no event lower than $5 million,  be issued by an issuer with a total of at least
$50  million  of  issues   outstanding;   and  (g)  owned  by  the  Corporation.
Notwithstanding the foregoing:

          (a) Municipal  Obligations  of any one issuer or guarantor  (excluding bond insurers)  will be considered  S&P Eligible  Assets only to the extent the fair market value of such Municipal  Obligations does not exceed 10% of the aggregate fair market value of the S&P Eligible  Assets,  provided that
     2% is added to the applicable S&P Discount Factor for every 1% by which the fair market value of such Municipal Obligations exceeds 5% of the aggregate fair market value of the S&P Eligible Assets.

          (b)  Municipal  Obligations  guaranteed  or  insured  by any one  bond insurer will be considered S&P Eligible  Assets only to the extent the fair market  value of such  Municipal  Obligations  does not  exceed  25% of the aggregate fair market value of the S&P Eligible Assets.

          (c)  Municipal  Obligations  of any one issue  type  category  will be considered S&P Eligible  Assets only to the extent the fair market value of such Municipal Obligations does not exceed 20% of the aggregate fair market value of S&P Eligible Assets.  For purposes of this requirement,  Municipal
     Obligations will be classified into one of the following categories: health care issues,  housing issues,  educational  facilities issues, student loan issues,  transportation issues,  industrial development bond issues, public power utilities issues, water and sewer utilities issues, special utilities issues,  general obligation issues,  lease obligations,  escrowed bonds and other issues not falling within one of the aforementioned categories.

          Furthermore,  special  utilities issues that are not rated by S&P will not be considered S&P Eligible Assets.

          (d)  Non-Minnesota   Municipal  Obligations  will  be  considered  S&P
     Eligible  Assets only to the extent the fair market value of such Municipal
     Obligations  does not exceed 20% of the aggregate  fair market value of S&P
     Eligible Assets.

     "S&P Exposure Period" on a given Valuation Date means the period commencing on such date and ending three Business Days thereafter,  as such exposure period may be modified by the Board of Directors of the Corporation; provided, however, that any such  modification  shall not  adversely  affect the  then-current  S&P rating of the Preferred Shares.

     "S&P Hedging Transaction" means a purchase or sale position with respect to futures  contracts based on the Municipal Index or Treasury Bonds, a purchase of a put or call option on such contracts,  or the sale of a covered call option or a secured put option on such contracts or on Municipal Obligations.

     "S&P  Volatility  Factor"  means for each series of Preferred  Shares,  (a)
during the Initial Dividend Period, 277% for Series A and 217% for Series B, and
(b)  thereafter,  depending  upon the applicable  Reference  Rate, the following percentages:

         Rate                                                        Percentage
Taxable Equivalent of the Short-Term Municipal Bond Rate...........       277%
30-day "AA" Composite Commercial Paper Rate........................       228%
60-day "AA" Composite Commercial Paper Rate........................       228%
Average of 60-day and 90-day "AA" Composite Commercial Paper Rate..       228%
90-day "AA" Composite Commercial Paper Rate........................       222%
180-day "AA" Composite Commercial Paper Rate.......................       217%
1-year U.S. Treasury Bill Rate.....................................       198%
2-year U.S. Treasury Note Rate.....................................       185%
3-year U.S. Treasury Note Rate.....................................       178%
4-year U.S. Treasury Note Rate.....................................       171%
5-year U.S. Treasury Note Rate.....................................       169%

Notwithstanding  the foregoing,  the S&P  Volatility  Factor may mean such other potential  dividend  rate  increase  factor as S&P  advises the  Corporation  in writing is applicable.

     "Securities  Depository" means DTC or any successor company or other entity selected by the  Corporation as securities  depository for the Preferred  Shares that agrees to follow the procedures  required to be followed by such securities depository in connection with the Preferred Shares.

     "Settlement Date" means the first Business Day after a Remarketing Date.

     "Seven-day  Dividend  Period,"  with  respect  to any  series of  Preferred
Shares,  means (a) any Dividend Period commencing after a failed Remarketing for such series,  or (b) any Dividend Period  commencing after the first day of, and during, a Non-Payment Period with respect to such series and, in all such cases, generally containing seven days.

     "Special  Dividend Period," with respect to any series of Preferred Shares, means a Dividend Period  established by the Board of Directors for the Preferred
Shares of such series as described in Part 1, Section 3(d) of this Statement.

     "Specific  Redemption  Provisions"  means,  with  respect  to  any  Special
Dividend Period of 365 or more days, either, or any combination of, (a) a period
(a "Non-Call Period")  determined by the Board of Directors,  after consultation with the  Remarketing  Agent,  during  which the shares  subject to such Special
Dividend Period are not subject to redemption at the option of the  Corporation, and (b) a period (a "Premium Call Period") consisting of a number of whole years
and  determined  by  the  Board  of  Directors,   after  consultation  with  the
Remarketing Agent,  during each year of which the shares subject to such Special
Dividend Period shall be redeemable at the  Corporation's  option at a price per share equal to $50,000  plus  accumulated  but unpaid  dividends  plus a premium expressed as a percentage  of $50,000 as  determined  by the Board of Directors, after consultation with the Remarketing Agent.

     "Substitute  Rating Agency" and "Substitute  Rating  Agencies" shall mean a
nationally   recognized   statistical  rating  organization  or  two  nationally
recognized  statistical rating organizations  selected by the Corporation to act as the substitute rating agency or substitute  rating agencies,  as the case may be, to determine the credit ratings of the Preferred Shares.

     "Taxable  Equivalent  of the  Short-Term  Municipal  Bond Rate" on any date means 90% of the  quotient  of (a) the per annum rate  expressed  on an interest equivalent basis equal to the Kenny S&P 30-day High Grade Index or any successor index (the "Kenny  Index"),  made  available  for the Business  Day  immediately preceding  such date but in any event not later  than 8:30  a.m.,  New York City time, on such date by Kenny Information  Systems Inc. or any successor  thereto, based upon 30-day  yield  evaluations  at par of bonds the  interest on which is excludable  for  regular  federal  income tax  purposes  under the Code of "high grade" component issuers selected by Kenny Information  Systems Inc. or any such successor from time to time in its  discretion,  which  component  issuers shall include,  without  limitation,  issuers  of general  obligation  bonds but shall exclude any bonds the interest on which  constitutes  an item of tax  preference under Section 57(a)(5) of the Code or successor provisions,  for purposes of the
"alternative  minimum  tax,"  divided  by (b) 1.00 minus the  Marginal  Tax Rate
(expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 a.m., New York City time, on such date by Kenny Information
Systems  Inc.  or any  successor,  the  Taxable  Equivalent  of  the  Short-Term
Municipal  Bond Rate shall mean the quotient of (i) the per annum rate expressed on an interest  equivalent  basis  equal to the most recent  Kenny Index so made available  for any  preceding  Business  Day,  divided  by (ii)  1.00-minus  the
Marginal Tax Rate (expressed as a decimal).  For so long as Preferred Shares are rated by Moody's and/or S&P, the  Corporation  will not use a successor index to the Kenny S&P 30-day High Grade Index unless it receives confirmation in writing from  Moody's  and/or S&P,  as the case may be,  that the use of such  successor index would not impair the then current rating of the Preferred Shares.

     "Tender and Dividend  Reset" means the process  pursuant to which Preferred
Shares may be tendered in a  Remarketing  or held and become  subject to the new
Applicable   Dividend  Rate  determined  by  the   Remarketing   Agent  in  such
Remarketing.

     "Treasury  Bonds" means  United  States  Treasury  Bonds backed by the full faith and credit of the United States  government  with remaining  maturities of ten years or more.

     "Treasury Rate," on any date for any Dividend Period, means:

          (a) the  yield  on the most  recently  auctioned  non-callable  direct obligations  of the  U.S.  Government  (excluding  "flower"  bonds)  with a remaining  maturity  within three  months of the duration of such  Dividend
     Period,  as quoted in The Wall Street Journal on such date for the Business
     Day next preceding such date; or

          (b) in the  event  that any  such  rate is not  published  by The Wall
     Street Journal,  then the arithmetic average of the yields (expressed as an interest  equivalent in the case of a Dividend  Period which is one year or less and expressed as a bond  equivalent in the case of any longer Dividend
     Period) on the most recently auctioned  non-callable  direct obligations of the U.S.  Government  (excluding  "flower" bonds) with a remaining maturity within three months of the duration of such Dividend  Period as quoted on a discount basis or otherwise by the U.S.  Government  Securities  Dealers to the  Remarketing  Agent  for the  close of  business  on the  Business  Day immediately preceding such date.

If any U.S.  Government  Securities  Dealer  does not quote a rate  required  to determine the Treasury  Rate, the Treasury Rate shall be determined on the basis of the  quotation or  quotations  furnished  by the  remaining  U.S.  Government
Securities Dealer or U.S. Government  Securities Dealers and any Substitute U.S.
Government  Securities  Dealers selected by the Corporation to provide such rate or rates not being  supplied by any U.S.  Government  Securities  Dealer or U.S.
Government  Securities  Dealers, as the case may be, or, if the Corporation does not  select  any such  Substitute  U.S.  Government  Securities  Dealer  or U.S.
Government  Securities  Dealers,  by the remaining U. S.  Government  Securities
Dealer or U.S. Government  Securities Dealers. As used herein, "U.S.  Government
Securities  Dealer"  means Smith  Barney,  Harris Upham & Co.  Incorporated  and
Morgan  Guaranty  Trust  Company of New York or their  respective  affiliates or successors,  if such  entity is a U.S.  Government  securities  dealer.  As used herein,  "Substitute  U.S.  Government  Securities  Dealer" shall mean The First
Boston  Corporation and Merrill Lynch,  Pierce,  Fenner & Smith  Incorporated or
their respective  affiliates or successors,  if such entity is a U.S. Government securities  dealer,  provided  that  none  of  such  entities  shall  be a  U.S.
Government Securities Dealer.

     "28-day Dividend Period" means the Dividend Period generally  applicable to each series of Preferred Shares and generally contains 28 days.

     "Valuation  Date"  means every  Business  Day,  beginning  with the Date of
Original Issue.

     "Variation  Margin" means, in connection with outstanding  purchase or sale positions in futures  contracts and outstanding  sales positions with respect to options thereon by the Corporation, the amount of cash or securities paid to and received from a futures  commission  merchant  (subsequent to the Initial Margin payment) from time to time as the value of such position fluctuates.

2.   Number of Shares; Ranking

     (a) There are 600  authorized  shares  constituting  the Series A Preferred
Shares and 600 authorized shares  constituting the Series B Preferred Shares. No fractional Preferred Shares shall be issued.

     (b) Any Preferred  Shares which at any time  hereafter  have been redeemed, exchanged,  or otherwise  acquired by the Corporation shall return to the status
of  authorized  and  unissued  preferred  shares  of  the  Corporation   without
designation as to series. Upon the redemption, exchange, or other acquisition by the  Corporation of all  outstanding  Preferred  Shares,  all provisions of this
Statement  shall  cease to be of further  effect and shall cease to be a part of the Articles.  Upon the occurrence of such events,  the Board of Directors shall have the power,  pursuant to Minnesota Statutes Section 302A.135,  Subdivision 5
or any successor  provision and without  shareholder  action,  to cause restated
articles of  incorporation  of the Corporation to be prepared and filed with the
Secretary of State of the State of Minnesota  which  reflect the removal of this
Statement and of all other provisions of the Articles,  if any,  relating to the
Preferred Shares.

     (c) The Preferred  Shares of each series shall rank on a parity with shares of any other series of preferred  stock of the  Corporation as to the payment of dividends  and the  distribution  of assets  upon  dissolution,  liquidation  or winding up of the affairs of the Corporation.

3.   Dividends

     (a) Holders of Preferred  Shares of any series will be entitled to receive, when,  as and if declared by the  Corporation,  out of funds  legally  available therefor,  cumulative cash  dividends,  at the rates per annum set forth in this
Statement under  "Designation"  for the Initial Dividend Period and, in the case of any other Dividend Period, at the Applicable Dividend Rate for the applicable
Dividend period and no more (except as otherwise  provided below in Section 3(i)
of this Statement),  payable on the respective dates set forth below and, except as  described  below,  set by the  Remarketing  Agent  in  accordance  with  the remarketing procedures described in Part II of this Statement.

     (b) Initial Dividend Payment Date and Dividend Period. The Initial Dividend
Period for Preferred  Shares will  commence on their Date of Original  Issue and end on June 3, 1993 for Series A Preferred Shares and June 15, 1993 for Series B
Preferred Shares.  Dividends for the Initial Dividend Period will be paid, when, as and if declared,  out of funds legally available  therefor,  (i) for Series A
Preferred  Shares,  on June 4, 1993, and (ii) for Series B Preferred  Shares, on
June 16, 1993,  in each case to the  Securities  Depository or such other record holder as of the Business Day preceding the date of such payment.  Dividends for each Dividend Period  thereafter will be payable,  when, as and if declared,  on each Dividend Payment Date, subject to certain exceptions.

     (c) Subsequent Dividend Periods.

          (i) After the Initial  Dividend  Period for each  Preferred  Share,  a
     Dividend Period  therefor will commence on each Dividend  Payment Date with respect to such share (which, except during a Non-Payment Period, will be a
     Settlement  Date).  Each  subsequent  Dividend  Period  for any  series  of
     Preferred Shares,  with the exception of Seven-day  Dividend Periods,  will comprise,  beginning with and including the date on which it commences,  28 consecutive  days or, in the event the Board of  Directors  has  designated such  Dividend  Period  as  a  Special  Dividend  Period,  such  number  of consecutive  days or whole  years as shall be  designated  by the  Board of
     Directors. Notwithstanding the foregoing, any adjustment of the remarketing schedule  by the  Remarketing  Agent  which  includes  an  adjustment  of a
     Settlement Date will lengthen or shorten  Dividend  Periods by causing them always to end on and  include  the day  before  the  Settlement  Date as so adjusted.

          (ii) With respect to each series of Preferred Shares,  except during a
     Non-Payment  Period for such series,  by 12:00 noon, New York City time, on the  Remarketing  Date in each  applicable  Remarketing,  the  Holder  of a
     Preferred  Share of such  series may elect to tender  such share or to hold such share for the next applicable  Dividend Period.  If the holder of such share fails to tender such share on such Remarketing Date, such Holder will continue to hold such share at the Applicable  Dividend Rate  determined in such  Remarketing  for the next Dividend  Period for such series;  provided that,  if there  is no  Remarketing  Agent,  the  Remarketing  Agent is not
     required to conduct a  Remarketing  or the  Remarketing  Agent is unable to remarket in the Remarketing  following such  Remarketing Date all shares of such series  tendered to it at a price of $50,000 per share,  then the next
     Dividend Period for such share and for all other shares of such series will be a Seven-day  Dividend  Period and the Applicable  Dividend Rate therefor will be the Maximum  Dividend Rate for a Seven-day  Dividend  Period.  If a
     Preferred  Share  is  tendered  (or  deemed  tendered)  but  not  sold in a
     Remarketing,  the Holder of such share will hold such share for a Seven-day
     Dividend Period at the Maximum Dividend Rate therefor.

     (d)  Special  Dividend  Periods.  The  Board of  Directors  may at any time designate a subsequent  Dividend  Period with respect to any series of Preferred
Shares on the Remarketing  Date for such series next preceding the  commencement of such Dividend Period as a Special Dividend Period with such number of days or whole years (subject to adjustment as described above) as the Board of Directors shall specify; provided that (i) written notice of any such designation,  of the
Maximum Dividend Rate, if applicable,  and Specific  Redemption  Provisions,  if applicable,  in respect thereof and of the consequences of failure to tender, or to elect to hold,  shares  must be  given  at  least  seven  days  prior to such
Remarketing  Date to the  Remarketing  Agent,  the Paying Agent,  the Securities
Depository  and the Holders of Preferred  Shares which are to be subject to such
Special  Dividend  Period;  (ii) no  Special  Dividend  Period  for a series  of
Preferred  Shares may commence during a Non-Payment  Period with respect to such series; and (iii) in respect of any Special Dividend Period of 365 or more days, the Board of Directors,  after  consultation  with the  Remarketing  Agent,  may establish Specific  Redemption  Provisions;  provided further that prior to such designation,  the  Corporation  shall provide a Certificate  of Preferred  Share
Basic  Maintenance  Amount showing,  as of the third Business Day next preceding such proposed Special Dividend Period, (x) Moody's Eligible Assets, assuming for the purposes of  calculating  Moody's  Eligible  Assets,  in  connection  with a
Certificate of Preferred Share Basic Maintenance  Amount required to be prepared pursuant to this proviso,  a Moody's Exposure Period of "eight weeks or less but greater than seven weeks" (if Moody's is then rating the  Preferred  Shares) and
(y) S&P Eligible Assets (if S&P is then rating the Preferred Shares),  each with a  Discounted  Value at least equal to the  Preferred  Share  Basic  Maintenance
Amount  as of  such  Business  Day  (assuming  for  purposes  of  the  foregoing calculation  that the Maximum Dividend Rate is the Maximum Dividend Rate on such
Business  Day as if such  Business  Day were the last  Business Day prior to the proposed  Special  Dividend  Period).  If for any reason,  subsequent  to giving notice of the designation of a Special  Dividend Period with respect to a series of  Preferred  Shares,  the  Board  of  Directors  determines  to  rescind  such designation,  written  notice  of  such  determination  shall  be  given  to the
Remarketing  Agent, the Paying Agent, the Securities  Depository and the Holders
of Preferred Shares which were to be subject to such Special Dividend Period, at least two  Business  Days prior to such  previously  proposed  Special  Dividend
Period,  and the next  succeeding  Dividend  Period of such series of  Preferred
Shares shall be a 28-day  Dividend  Period.  The  existence or rescission of any
Special  Dividend  Period with respect to a series of Preferred  Shares will not affect  the  current  Dividend  Period for such  series or prevent  the Board of
Directors from  establishing  other Special Dividend Periods of similar duration or in any  way  restrict  the  Maximum  Dividend  Rate  or  Specific  Redemption
Provisions which may be designated in connection with any other Special Dividend
Period.  The Board of Directors  will not change the  frequency of the Valuation
Dates  unless it receives  confirmation  in writing from each of S&P and Moody's that such change  would not so impair the then current  rating of the  Preferred
Shares.

     (e) Dividend  Payment Dates.  Dividends on each Preferred Share of a series will  accumulate  from its Date of Original Issue and will be payable,  when, as and if  declared  by the  Board of  Directors,  out of funds  legally  available therefor,  on the applicable Dividend Payment Dates to the Securities Depository
(or such other record  holder) as of the Business Day preceding  the  applicable
Dividend Payment Date. The Dividend Payment Dates will be: (i) with respect to a
Special  Dividend  Period of more than 28 days,  the first  Business Day of each calendar month after the designation of such Special Dividend Period and the day after the last business day thereof; and (ii) with respect to any other Dividend
Period,  the day after the last day thereof;  provided  that, if any such day is not a Business  Day, the ,Dividend  Payment Date will be the first  Business Day after such day.

     (f) Dividend Payments.

          (i) So long as there is a  Securities  Depository  with respect to the
     Preferred  Shares,  each  dividend  on  such  shares  will  be  paid to the
     Securities  Depository  or its nominee as the record  holder of all shares.
     The Securities  Depository will credit the accounts of the Agent Members of the beneficial owners of Preferred Shares in accordance with the Securities
     Depository's  normal procedures.  Each Agent Member will be responsible for holding or disbursing such payments to the Holders of the Preferred  Shares for which it is acting in accordance with the instructions of such Holders.
     Dividends  on any  Preferred  Share in  arrears  with  respect  to any past
     Dividend  Payment  Date  may be  declared  and  paid at any  time,  without reference to any regular Dividend Payment Date, to the holder thereof as of a date not  exceeding  five  Business  Days  preceding  the date of payment thereof as may be fixed by the Board of  Directors.  Any  dividend  payment made on  Preferred  Shares will be first  credited  against  the  dividends accumulated  but unpaid (whether or not earned or declared) with respect to the  earliest  Dividend  Payment  Date on which  dividends  were not  paid.
     Holders of Preferred Shares will not be entitled to any dividends,  whether payable in cash, property or stock, in excess of full cumulative  dividends thereon.  Except for the late charge  described  in  paragraph  (g) of this
     Section 3, Holders of Preferred Shares will not be entitled to any interest or other  additional  amount on any dividend payment on any Preferred Share which may be in arrears.

          (ii) The amount of declared  dividends for each  Preferred  Share of a series payable on each Dividend  Payment Date for such series in respect of a Seven-day Dividend Period, a 28-day Dividend Period or a Special Dividend
     Period  of fewer  than 365 days  will be  computed  by the  Corporation  by multiplying  the  Applicable  Dividend  Rate  in  effect  with  respect  to dividends payable on such share on such Dividend Payment Date by a fraction the  numerator  of  which  will  be the  number  of  days  such  share  was
     Outstanding  from and including its Date of Original Issue or the preceding
     Dividend  Payment Date for such share, as the case may be, to and including the last day of such Dividend Period,  and the denominator of which will be
     365, and then  multiplying the rate so obtained by $50,000,  and the amount of declared  dividends for each Preferred Share of a series in respect of a
     Special  Dividend  Period  for  such  series  of 365 or more  days  will be computed on the basis of a 360-day year of twelve 30-day months.

     (g) Non-Payment  Period;  Late Charge. A Non-Payment Period with respect to any series of Preferred  Shares will  commence if the  Corporation  fails to (i)
declare,  prior to 12:00 noon, New York City time, on any Dividend  Payment Date for  Preferred  Shares of such series,  for payment on or within three  Business
Days after such Dividend  Payment Date to the persons who held such shares as of
12:00 noon,  New York City time,  on the Business Day  preceding  such  Dividend
Payment Date, the full amount of any dividend on such  Preferred  Shares payable on such Dividend  Payment Date, or (ii) deposit,  irrevocably  and in trust,  in same-day funds,  with the Paying Agent by 12:00 noon, New York City time, (A) on or within  three  Business  Days after any Dividend  Payment Date for  Preferred
Shares of such series the full amount of any dividend on such shares (whether or not earned or declared)  payable on such  Dividend  Payment  Date,  or (B) on or within three  Business Days after any  redemption  date for Preferred  Shares of such  series  called  for  redemption,  the  Mandatory  Redemption  Price or the
Optional Redemption Price per share. Such Non-Payment Period will consist of the period commencing on and including the  aforementioned  Dividend Payment Date or redemption  date,  as the case may be, and ending on and  including the Business
Day on which, by 12:00 noon, New York City time, all unpaid dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available  to  the  applicable  holders  in  same-day  funds;  provided  that  a
Non-Payment  Period will not end during the first seven days thereof  unless the
Corporation  shall have given at least three days' written  notice to the Paying
Agent, the Remarketing  Agent and the Securities  Depository and thereafter will not end unless the Corporation  shall have given at least fourteen days' written notice to the Paying Agent, the Remarketing Agent, the Securities Depository and
all Holders of Preferred Shares of such series. The Applicable Dividend Rate for any series of Preferred  Shares for each  Dividend  Period  commencing  during a
Non-Payment  Period with respect to such series will be equal to the Non-Payment
Period Rate; any share for which a Special  Dividend Period would otherwise have commenced  on the  first day of a  Non-Payment  Period  will  have,  instead,  a
Seven-day Dividend Period; and each Dividend Period for Preferred Shares of such series commencing after the first day of, and during, a Non-Payment Period shall be a Seven-day  Dividend Period.  Any dividend on Preferred Shares of any series due on any Dividend  Payment Date for such shares (if,  prior to 12:00 noon, New
York City time, on such Dividend Payment Date, the Corporation has declared such dividend  payable on or within three  Business Days after such Dividend  Payment
Date to the persons  who held such shares as of 12:00 noon,  New York City time, on the Business Day preceding  such Dividend  Payment Date) or redemption  price with  respect  to such  shares  not  paid  to such  persons  when  due (if  such non-payment  is not solely due to the willful  failure of the  Corporation)  but paid to such  persons  in the same  form of funds by 12:00  noon,  New York City time, on any of the first three  Business Days after such Dividend  Payment Date or due date,  as the case may be, will incur a late charge to be paid  therewith to such persons and calculated for such period of non-payment at the Non-Payment
Period Rate applied to the amount of such non-payment based on the actual number of days  comprising  such  period  divided  by  365.  For  the  purposes  of the foregoing, payment to a person in same-day funds on any Business Day at any time will be  considered  equivalent  to payment to that person in New York  Clearing
House (next-day)  funds at the same time on the preceding  Business Day, and any payment made after 12.00 noon,  New York City time, on any Business Day shall be considered  to have been made  instead in the same form of funds and to the same person  before 12:00 noon,  New York City time,  on the next  Business  Day. The
Non-Payment Period Rate for any series of Preferred Shares will be 250% (300% at any time the  Corporation  has notified the  Remarketing  Agent of its intent to allocate income that is taxable for federal income tax purposes to the Preferred
Shares of such series prior to any  Remarketing  with respect to such shares) of the Reference Rate.

     (h) Restrictions on Dividends and Other Payments.

          (i) Under the 1940 Act,  the  Corporation  may not  declare  dividends
     (except  a  dividend  payable  in shares  of  Common  Stock) or make  other distributions  on shares of Common Stock or purchase any such shares if, at the time of the declaration,  distribution or purchase,  as applicable (and after giving effect  thereto),  asset coverage (as defined in the 1940 Act)
     with respect to the  outstanding  Preferred  Shares would be less than 200%
     (or such other percentage as may in the future be required by law).

          (ii) In addition, for so long as any Preferred Shares are Outstanding,
     (A) the  Corporation  will not  declare,  pay or set apart for  payment any dividend or other distribution  (other than a dividend or distribution paid in shares of, or options,  warrants or rights to subscribe for or purchase,
     Common Stock or other capital  stock,  if any,  ranking junior to Preferred
     Shares as to dividends and upon  liquidation) in respect of Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with  Preferred  Shares as to  dividends or upon  liquidation,  or call for redemption,  redeem,  purchase or otherwise  acquire for  consideration any shares of Common Stock or any other such junior  capital  stock  (except by conversion into or exchange for shares of the Corporation ranking junior to
     Preferred  Shares as to dividends and upon  liquidation) or any such parity capital  stock  (except by  conversion  into or exchange  for shares of the
     Corporation  ranking junior to or on a parity with  Preferred  Shares as to dividends and upon  liquidation),  unless (1) full cumulative  dividends on
     Preferred  Shares through the most recently  ended Dividend  Period (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or shall have been declared and  sufficient  funds for the payment  thereof deposited with the Paying Agent,  and (2) the  Corporation has redeemed the full number of Preferred  Shares  required to be redeemed by any  provision for mandatory redemption contained in the Articles, and (B) the Corporation will not  declare,  pay or set  apart for  payment  any  dividend  or other distribution  (other than a dividend or distribution  paid in shares of, or options,  warrants or rights to subscribe for or purchase,  Common Stock or other  capital  stock,  if any,  ranking  junior to Preferred  Shares as to dividends  and upon  liquidation)  in respect of Common  Stock or any other capital  stock of the  Corporation  ranking  junior to or on a parity  with
     Preferred  Shares  as  to  dividends  or  upon  liquidation,  or  call  for redemption,  redeem,  purchase or otherwise  acquire for  consideration any shares of Common Stock or any other such junior  capital  stock  (except by conversion into or exchange for stock of the Corporation  ranking junior to
     Preferred  Shares as to dividends or upon  liquidation)  or any such parity capital  stock  (except by  conversion  into or exchange  for shares of the
     Corporation  ranking junior to or on a parity with  Preferred  Shares as to dividends and upon liquidation),  unless immediately after such transaction the aggregate  Discounted Value of the Corporation's  Eligible Assets would at least equal the Preferred Share Basic Maintenance Amount.

     (i)  Additional  Dividends.  If the  Corporation  allocates any net capital gains or other  income  taxable for  federal  income tax  purposes to  Preferred
Shares  without  having given  advance  notice of such  allocation to the Paying
Agent  and the  Remarketing  Agent as  provided  in  Section  2 of Part II (such allocation being referred to herein as a "Retroactive Taxable Allocation"),  the
Corporation  shall,  within 270 days after the end of the Corporation's  taxable year in which a Retroactive  Taxable  Allocation is made, provide notice thereof to the  Remarketing  Agent,  the Paying  Agent and to each Holder of such shares during such  taxable year at such  Holder's  address as the same appears or last appeared  on the stock  books of the  Corporation.  Such  Holders of such shares shall  be  entitled  to  receive,  when,  as and if  declared  by the  Board  of
Directors, out of funds legally available therefor, dividends in an amount equal to the aggregate  Additional  Dividends with respect to all Retroactive  Taxable
Allocations  made to such  shares  during the  taxable  year in  question,  such dividends to be payable by the Corporation to the Paying Agent, for distribution to such Holders, within 30 days after the notice described above is given to the
Remarketing Agent and the Paying Agent.

4.   Redemption

     (a) Optional Redemption.

          (i)  After  the  Initial  Dividend  Period,  upon  giving a Notice  of
     Redemption,  as provided  below,  the  Corporation at its option may redeem
     Preferred  Shares  of any  series,  in whole or in part,  on any  scheduled
     Dividend  Payment Date  applicable  to the shares of such series called for redemption,  out of funds legally available therefor, at a redemption price equal to the Optional Redemption Price; provided that no Preferred Share of a series will be subject to optional  redemption during any Non-Call Period to which such series of Preferred Shares is subject. Additionally,  without the consent of the Remarketing  Agent,  the Preferred  Shares of any series may not be redeemed in part if after such partial redemption fewer than 100
     Preferred Shares of such series remain Outstanding.

          (ii) So long as either Moody's or S&P is rating the Preferred  Shares, no Preferred Shares shall be redeemed  pursuant to this Section 4(a) unless
     (A) on the date on which the  Corporation  intends  to give  notice of such redemption pursuant to paragraph (d) of this Section 4, the Corporation has available  Deposit  Securities with maturity or tender dates not later than the day preceding  the  applicable  redemption  date and having a value not less than the amount  (including any applicable  premium) due to Holders of
     Preferred  Shares  by  reason  of the  redemption  of such  shares  on such redemption  date, and (B) on the date on which the  Corporation  intends to give notice of such redemption and on the redemption date, Moody's Eligible
     Assets (if Moody's is then rating the  Preferred  Shares) and S&P  Eligible
     Assets (if S&P is then rating the Preferred Shares) each at least equal the
     Preferred  Share  Basic  Maintenance  Amount,  and would at least equal the
     Preferred Share Basic  Maintenance  Amount  immediately  subsequent to such redemption if such redemption were to occur on such date.

     (b) Mandatory Redemption.

          (i) The Corporation  will redeem,  at a redemption  price equal to the
     Mandatory Redemption Price, certain of the Outstanding Preferred Shares, if the Corporation fails to maintain as of each Valuation Date Eligible Assets having in the aggregate a Discounted  Value at least equal to the Preferred
     Share  Basic  Maintenance  Amount  or as of the  last  Business  Day of any calendar  month  fails to  maintain  the 1940 Act Asset  Coverage  and such failure is not cured on or before the  Preferred  Share  Basic  Maintenance
     Cure Date or the 1940 Act Cure Date (herein  respectively  referred to as a
     "Cure  Date"),  as the case may be.  The number of  Preferred  Shares to be redeemed will be equal to the lesser of (A) the minimum number of Preferred
     Shares the  redemption  of which,  if deemed to have  occurred  immediately prior to the  opening of  business  on the Cure Date,  would  result in the satisfaction  of the Preferred Share Basic  Maintenance  Amount or the 1940
     Act Asset  Coverage,  as the case may be, on such Cure Date (provided that, if there is no such minimum  number of shares the redemption of which would have such result,  all Preferred  Shares then Outstanding will be redeemed;
     and provided  further that, if less than 100 Preferred Shares of any series would remain Outstanding  following any partial redemption  hereunder,  the
     Remarketing Agent may direct the Corporation to redeem all of the Preferred
     Shares of such series  then  Outstanding),  and (B) the  maximum  number of
     Preferred  Shares that can be redeemed out of funds  expected to be legally available therefor.

          (ii) The  Corporation  will  effect such a  mandatory  redemption  not earlier  than 20 days and not later  than 40 days  after  such  Cure  Date, except that if the  Corporation  does not have funds legally  available for the redemption of all of the required number of Preferred  Shares which are subject to mandatory  redemption or the Corporation  otherwise is unable to effect  such  redemption  on or prior to 40 days after such Cure Date,  the
     Corporation  will  redeem  those  Preferred  Shares  which it was unable to redeem on the earliest  practicable date on which it is able to effect such redemption.

     (c) Allocation.  If fewer than all the outstanding  Preferred Shares of any series are to be redeemed,  the number of Preferred  Shares of such series to be so redeemed will be a whole number of shares and will be determined by the Board of Directors (subject to the provisions  described above under subparagraph (b))
and the  Corporation  will  give a Notice  of  Redemption.  Unless  certificates representing shares are held by persons other than the Securities  Depository or its  nominee,  the  Securities  Depository,  upon  receipt  of  such  Notice  of
Redemption,  shall use its best efforts to  determine,  by 10:00 a.m.,  New York
City time, on the second Business Day  immediately  succeeding the date on which it receives such Notice of Redemption,  by lot the number of Preferred Shares of such series to be  redeemed  from the  account of each Agent  Member  (which may include an Agent Member, including the Remarketing Agent, holding shares for its
own   account)   and  shall   immediately   notify  the  Paying  Agent  of  such
determination.  The Paying  Agent,  upon  receipt of such  notice,  will in turn determine  by lot the number of shares to be redeemed  from the  accounts of the
Holders of the shares whose Agent Members have been  selected by the  Securities
Depository.  In doing so, the Paying  Agent may  determine  that  shares will be redeemed  from the accounts of some Holders,  which may include the  Remarketing
Agent,  without  shares  being  redeemed  from the  accounts  of other  Holders.
Notwithstanding the foregoing,  if any certificates for Preferred Shares are not held by the Securities Depository or its nominee, the shares to be redeemed will be selected by the Corporation by lot.

     (d) Notice of Redemption.

          (i) The  Corporation  will give 30 days'  Notice of  Redemption.  Such notice  shall  be  given  by  telephone  or  facsimile,  to the  Securities
     Depository  (and  any  other  record  holder),  the  Paying  Agent  and the
     Remarketing  Agent,  and promptly  confirmed  in writing.  In the event the
     Corporation  obtains  appropriate  exemptive or  no-action  relief from the
     Commission,  the number of days' notice required for a mandatory redemption may be reduced by the Board of  Directors of the  Corporation  to as few as
     two  Business  Days if Moody's and S&P each has agreed in writing  that the revised notice provision would not adversely affect its then current rating of the Preferred Shares.  The Paying Agent will use its reasonable  efforts to provide  telephonic notice to each Holder of Preferred Shares called for redemption  not later than the close of  business  on the  Business  Day on which the Paying Agent  determines  the shares to be redeemed (as described above) (or,  during a Non-Payment  Period with respect to such shares,  not later than the close of business on the Business Day immediately  following the day on which the Paying Agent  receives  Notice of Redemption  from the
     Corporation).  Such telephonic notice will be confirmed promptly in writing not later than the close of business on the third  Business  Day  preceding the  redemption  date by notice sent by the Paying  Agent to each Holder of record of Preferred Shares called for redemption, the Remarketing Agent and the Securities Depository.

          (ii) Every  Notice of  Redemption  and other  redemption  notice  with respect to Preferred  Shares will state (A) the  redemption  date,  (B) the number of Preferred  Shares to be redeemed,  (C) the redemption  price, (D)
     that  dividends  on the  Preferred  Shares  to be  redeemed  will  cease to accumulate  as of  such  redemption  date,  and (E)  the  provision  of the
     Articles pursuant to which such shares are being redeemed. No defect in the
     Notice of Redemption or other  redemption  notice or in the  transmittal or the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

          (iii)  Preferred  Shares,  the  Holders of which shall have been given
     Notice of Redemption, will not be transferable outside of a Remarketing.

     (e) Other Redemption Procedures.

          (i) To the extent that any  redemption  for which Notice of Redemption has been given is not made by reason of the  absence  of legally  available funds therefor,  such redemption will be made as soon as practicable to the extent such funds become available. Failure to redeem Preferred Shares will be deemed to exist at any time after the date specified for redemption in a
     Notice of Redemption when the Corporation shall have failed, for any reason whatsoever,  to deposit  with the Paying  Agent  funds with  respect to any shares for which such Notice of Redemption has been given.  Notwithstanding the fact that the  Corporation may not have redeemed  Preferred  Shares for which a Notice of Redemption has been given,  dividends may be declared and paid on such  shares and will  include  those  shares  for which  Notice of
     Redemption has been given.

          (ii) Upon the deposit of funds  sufficient to redeem  Preferred Shares with the Paying Agent and the giving of Notice of Redemption, all rights of the  Holders  of the  shares  so  called  for  redemption  will  cease  and terminate,  except the right of the Holders thereof to receive the Optional
     Redemption Price or the Mandatory Redemption Price, as the case may be, but without any interest or other additional amount (except for the late charge described  under Part I,  Section  3(g)  hereof),  and such  shares will no longer be deemed  Outstanding  for any  purpose.  The  Corporation  will be entitled to receive from the Paying  Agent,  promptly  after the date fixed for  redemption,  any cash deposited with the Paying Agent in excess of (A)
     the  aggregate   redemption  price  of  the  Preferred  Shares  called  for redemption  on such  date and (B) all other  amounts  to which  Holders  of
     Preferred  Shares  called  for  redemption  may be  entitled.  Any funds so deposited  that are  unclaimed  at the end of 90 days from such  redemption date will,  to the extent  permitted by law, be repaid to the  Corporation, after which time the holders of Preferred  Shares so called for  redemption will look only to the Corporation  for payment of the redemption  price and all other amounts to which they may be entitled.  The  Corporation  will be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

          (iii) Nothing  contained in the Articles limits any legal right of the
     Corporation  or any  affiliate to purchase or otherwise  acquire  Preferred
     Shares of any series outside of a Remarketing at any price,  whether higher or lower than the Optional Redemption Price or Mandatory  Redemption Price,
     so long as, at the time of any such purchase,  there is no arrearage in the payment  of  dividends  on the  Preferred  Shares  of such  series  and the
     Corporation  is in  compliance  with the 1940 Act  Asset  Coverage  and has assets with a Discounted  Value at least equal,  in the  aggregate,  to the
     Preferred  Share  Basic  Maintenance  Amount  after  giving  effect to such purchase  or  acquisition  on  the  date  thereof.  Any  shares  which  are purchased,  redeemed or otherwise acquired by the Corporation shall have no voting rights.  If fewer than all the Outstanding  Preferred  Shares of any
     series  are  redeemed  or  otherwise  acquired  by  the  Corporation,   the
     Corporation  shall give notice of such  transaction in accordance  with the procedures agreed upon the Board of Directors. Subject to Section 18 of the
     1940 Act and the Preferred Share Provisions,  any Preferred Shares redeemed
     or  otherwise   acquired  by  the   Corporation  may  be  reissued  by  the
     Corporation; provided, however, that after giving effect to such reissuance the  Corporation  shall have Eligible  Assets with an aggregate  Discounted
     Value at least equal to the Preferred Share Basic Maintenance Amount.

          (iv) The  Corporation  has the right to arrange for others to purchase from the  Holders  thereof  Preferred  Shares  which are to be  redeemed as described in paragraph 4(a) above.

          (v) The  Remarketing  Agent may,  in its sole  discretion,  modify the procedures concerning notification of redemption described above so long as any  such  modification  does  not  adversely  affect  the  Holders  of the
     Preferred Shares.

          (vi) In  effecting  any  redemption  pursuant  to this  Section 4, the
     Corporation  shall  use its best  efforts  to  comply  with all  applicable procedural conditions precedent to effecting such redemption under the 1940
     Act and Minnesota law, but shall effect no redemption  except in accordance with the 1940 Act and Minnesota law.

5.   Liquidation

     (a) Upon a  liquidation,  dissolution  or winding up of the  affairs of the
Corporation,  whether voluntary or involuntary,  the Holders of Preferred Shares then Outstanding will be entitled,  whether from capital or surplus,  before any assets of the Corporation will be distributed  among or paid over to the holders of the  Common  Stock or any other  class of  capital  stock of the  Corporation junior to the Preferred Shares as to liquidation  payments, to be paid an amount equal to the liquidation preference with respect to such shares. The liquidation preference for Preferred Shares is $50,000 per share plus an amount equal to all accumulated but unpaid dividends  thereon (whether or not earned or declared) to the date of final  distribution  in same-day  funds,  together with any payments required  to be made  pursuant  to Part I,  Section  3(i) of this  Statement  in connection  with  liquidation of the  Corporation.  After any such payment,  the
Holders of Preferred Shares will not be entitled to any further participation in any  distribution of assets of the Corporation.  If, upon any such  liquidation, dissolution  or winding  up of the  Corporation,  the assets of the  Corporation shall be  insufficient  to make such full  payments to the Holders of  Preferred
Shares  and to the  holders  of any shares of  preferred  stock with  preference rights of the Corporation ranking as to liquidation,  dissolution or winding up, on a parity with the Preferred Shares,  then such assets will be distributed pro rata among the holders of Preferred Shares and any other such preferred stock.

     (b) Neither the  consolidation  nor the merger of the  Corporation  with or into any other entity or entities nor a reorganization  of the Corporation alone nor the sale, lease or transfer by the Corporation of all or  substantially  all of its  assets  shall  be  deemed  to be a  dissolution  or  liquidation  of the
Corporation.

6.   Voting Rights

     (a) Except as  otherwise  indicated in the Articles and except as otherwise required by applicable law,  Holders of Preferred  Shares will have equal voting rights with holders of shares of Common Stock and any other preferred stock (one vote per share) and will vote  together  with  holders of shares of Common Stock and any other preferred stock as a single class.

     (b) In connection with the election of the Corporation's Directors, Holders of shares of preferred stock,  including Preferred Shares,  voting as a separate class,  shall be entitled to elect two of the Corporation's  Directors,  and the remaining  Directors  will be elected  by holders of shares of Common  Stock and shares of preferred  stock,  including  Preferred  Shares,  voting together as a single class.  In addition,  if at any time dividends on  outstanding  shares of preferred stock,  including Preferred Shares, shall be unpaid in an amount equal to two full years' dividends thereon, then the number of Directors  constituting the Board of Directors shall  automatically  be increased by the smallest number that,  when added to the two  Directors  elected  exclusively  by the Holders of shares of preferred stock, including Preferred Shares, as described above, would constitute a majority of the Board of Directors as so increased by such smallest number;  and at a special meeting of shareholders  which will be called and held as soon as practicable, and at all subsequent meetings at which Directors are to be  elected,  the  Holders of shares of  preferred  stock,  including  Preferred
Shares,  voting as a separate  class,  will be  entitled  to elect the  smallest number of additional  Directors that, together with the two Directors which such holders will be in any event  entitled to elect,  constitutes  a majority of the total number of  Directors  of the  Corporation  as so  increased.  The terms of office  of the  persons  who are  Directors  at the time of that  election  will continue. If the Corporation  thereafter shall pay, or declare and set apart for payment,  in full all dividends payable on all Outstanding  Preferred Shares for all past Dividend  Periods,  the voting rights stated in the preceding  sentence shall cease, and the terms of office of all of the additional  Directors elected by the Holders of  Preferred  Shares (but not of the  Directors  with respect to whose  election  the  holders of Common  Stock were  entitled to vote or the two
Directors the holders of Preferred  Shares have the right to elect in any event)
will  terminate  automatically.  If at any time the  holders  of any  series  of preferred stock other than the Preferred  Shares are entitled under the 1940 Act to elect a majority of the Board of Directors,  then Holders of Preferred Shares will have equal  voting  rights with holders of shares of such other series (one vote per share) with respect to the election of the Corporation's Directors.

          (c)  (i)  So  long  as  any  Preferred  Shares  are  outstanding,  the
     Corporation  shall  not,  without  the  affirmative  vote or consent of the
     Holders of a majority of the Outstanding  Preferred  Shares in person or by proxy,  either in writing or at a meeting (voting separately as one class):
     (A)  authorize,  create or issue any class or series of stock ranking prior to or on a parity with the Preferred  Shares with respect to the payment of dividends or the  distribution of assets upon  dissolution,  liquidation or winding up of the affairs of the  Corporation,  or increase the  authorized amount of Preferred Shares (except that, notwithstanding the foregoing, but subject to the provisions of Section  9(a)(iv) of this Part I, the Board of
     Directors,  without the vote or consent of the Holders of Preferred Shares, may from time to time authorize and create,  and the  Corporation  may from time to time  issue,  classes  or series of  preferred  stock  ranking on a parity with the  Preferred  Shares with respect to the payment of dividends and the distribution of assets upon dissolution,  liquidation or winding up of the affairs of the Corporation,  subject to continuing compliance by the
     Corporation  with the 1940 Act Asset  Coverage  and  Preferred  Share Basic
     Maintenance  Amount  requirements,  provided that the  Corporation  obtains written  confirmation from Moody's (if Moody's is then rating the Preferred
     Shares)  and S&P (if S&P is then  rating  the  Preferred  Shares)  that the issuance of any such additional class or series would not impair the rating then assigned by such rating agency or agencies, as the case may be, to the
     Preferred  Shares;  (B)  amend,  alter  or  repeal  the  provisions  of the
     Articles,  including this Statement,  whether by merger,  consolidation  or otherwise, so as to affect any preference, right or power of such Preferred
     Shares or the Holders thereof;  provided that the  authorization,  creation and issuance of classes or series of stock ranking  junior to the Preferred
     Shares with respect to the payment of  dividends  and the  distribution  of assets upon  dissolution,  liquidation  or winding up of the affairs of the
     Corporation,  will not be  deemed  to affect  such  preferences,  rights or powers  unless  such  issuance  would,  at  the  time  thereof,  cause  the
     Corporation  not to satisfy the 1940 Act Asset  Coverage  or the  Preferred
     Shares Basic Maintenance  Amount,  or (C) file a voluntary  application for relief under federal bankruptcy law or any similar  application under state law for so long as the Corporation is solvent and does not foresee becoming insolvent.

          (ii) The  Board of  Directors,  without  the  vote or  consent  of the
     Holders of Preferred Shares,  may from time to time amend,  alter or repeal any or all of the rating agency guidelines  described herein,  and any such
     amendment,   alteration  or  repeal  will  not  be  deemed  to  affect  the preferences,  rights or powers of Preferred  Shares or the Holders thereof, provided the Board of Directors receives written  confirmation from Moody's and S&P that any such amendment,  alteration or repeal would not impair the ratings  then  assigned by Moody's or S&P, as the case may be, to Preferred
     Shares.

     (d) Unless otherwise required by law, the Holders of Preferred Shares shall not have any relative  rights or  preferences or other special rights other than those  specifically set forth herein. The Holders of Preferred Shares shall have no  preemptive  rights or rights to  cumulative  voting.  In the event  that the
Corporation  fails to pay any dividends on the Preferred  Shares,  the exclusive remedy of the Holders shall be the right to vote for  directors  pursuant to the provisions of this Section 6.

     (e)  Unless  a  higher  percentage  is  specifically  provided  for  in the
Articles,  the affirmative  vote of the Holders of a majority of the outstanding
Preferred Shares,  voting as a separate class,  shall be required to approve any plan of  reorganization  (as such term is  defined  in the 1940  Act)  adversely affecting such shares or any action  requiring a vote of security holders of the
Corporation  under Section 13(a) of the 1940 Act. In the event a vote of Holders of Preferred  Shares is required  pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation (i) shall,  not later than ten Business Days prior to the date on which such vote is to be taken,  notify Moody's and S&P that such vote is to be taken and the nature of the action with respect to which such vote is to be taken,  and (ii) not later than three  Business  Days after the date of such vote, notify Moody's and S&P of the results of such vote.

     (f) The  affirmative  vote of the  holders of a  majority  (unless a higher percentage  vote is required  under the Articles) of the  outstanding  shares of each series of Preferred  Shares,  each voting as a separate  class, is required with  respect  to any  matter  that  materially  affects  the series in a manner different  from that of other  series of  classes of the  Corporation's  capital stock,  including,  without  limitation,  any proposal to do the following:  (i)
increase or decrease the aggregate  number of  authorized  shares of the series;
(ii) effect an exchange,  reclassification or cancellation of all or part of the shares of the series;  (iii) effect an exchange,  or create a right of exchange, of all or any part of the  shares  of the  series;  (iv)  change  the  rights or preferences  of the shares of the  series;  (v) change the shares of the series, whether  with or  without  par  value,  into the same or a  different  number of shares,  either  with or  without  par value,  of the same or  another  class or series;  (vi)  create  a new  class  or  series  of  shares  having  rights  and preferences  prior and  superior  to the shares of the series,  or increase  the rights and  preferences  or the number of  authorized  shares of a series having rights and preferences  prior or superior to the shares of the series;  or (vii)
cancel or otherwise  affect  distributions on the shares of the series that have accrued  but have not been  declared.  The vote of holders of  Preferred  Shares described  above  will in each case be in  addition  to a  separate  vote of the requisite percentage of shares of Common Stock and Preferred Shares necessary to authorize the action in question.

     (g) The  foregoing  voting  provisions  will  not  apply  with  respect  to
Preferred  Shares  if,  at or prior to the time  when a vote is  required,  such shares shall have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

7.   Asset Maintenance

     (a) 1940 Act Asset Coverage. The Corporation will maintain, with respect to
Preferred  Shares,  as of the last  Business  Day of each  month  in  which  any
Preferred Shares are Outstanding, 1940 Act Asset Coverage.

     (b) Preferred Share Basic  Maintenance  Amount. So long as Preferred Shares are  Outstanding,  the  Corporation  will  maintain  as of each  Valuation  Date
Eligible Assets having in the aggregate a Discounted Value at least equal to the
Preferred Share Basic Maintenance Amount.

     (c)  Minimum  Liquidity  Level.  The  Corporation  will  have,  as of  each
Valuation  Date,  Deposit  Securities  with maturities or tender dates not later
than  the  day   preceding   the  first   respective   Dividend   Payment  Dates
(collectively,  "Dividend Coverage Assets") for each Outstanding Preferred Share of each series that  follow such  Valuation  Date and having a value of not less than the Dividend  Coverage Amount (the "Minimum  Liquidity  Level").  If, as of
each  Valuation  Date,  the  Corporation  does not have  the  required  Dividend
Coverage  Assets,  the Corporation  shall,  as soon as  practicable,  adjust its portfolio in order to meet the Minimum  Liquidity Level, but only if S&P is then rating the Preferred Shares. The "Dividend Coverage Amount," as of any Valuation
Date,  means (i) the aggregate  amount of dividends that will accumulate on each
Preferred Share to (but not including) the first Dividend  Payment Date for such share that follows such Valuation Date plus any  liabilities of the  Corporation that are required to be paid on or prior to the next  Dividend  Payment Date for such  share,  less (ii) the  combined  value of Deposit  Securities  irrevocably deposited for the payment of dividends on Preferred Shares. "Deposit Securities"
means cash, Receivables for Municipal Obligations Sold (as defined above in Part
I, Section 1 under "S&P Discount  Factor")  which become due before the Dividend
Payment Date, interest with respect to Municipal Obligations which is payable to the  Corporation  prior  to or on such  Dividend  Payment  Date,  and  Municipal
Obligations  rated at least A-1+ or SP-1+ by  S&P,-except  that, for purposes of
the   requirements   regarding   Optional   Redemption  and  the  definition  of
"Outstanding,"  as set  forth  in  Section  1 of  this  Part I,  such  Municipal
Obligations shall be considered "Deposit Securities" only if they are also rated
P-1,  MIG-1 or VMIG-1 by  Moody's.  The  definitions  of  "Deposit  Securities,"
"Dividend  Coverage  Assets" and "Dividend  Coverage Amount" may be changed from time to time by the Corporation  without shareholder  approval,  but only in the event  the  Corporation  receives  written  confirmation  from S&P that any such change  would not impair  the  ratings  then  assigned  by S&P to the  Preferred
Shares.

8.   Compliance Procedures for Asset Maintenance

     (a)  As  of  each  Valuation  Date,  the  Corporation  shall  determine  in accordance  with the  procedures  specified  herein (i) the Market Value of each
Eligible Asset owned by the Corporation on that date, (ii) the Discounted  Value of each such Eligible Asset using  discount  factors the ranges of which are set forth herein,  (iii) whether the Corporation has Moody's Eligible Assets and S&P
Eligible Assets with a Discounted Value at least equal, in the aggregate, to the
Preferred  Share  Basic  Maintenance  Amount  as of that date  with  respect  to
Preferred Shares,  (iv) the Dividend Coverage Assets owned by the Corporation on that date with  respect to  Preferred  Shares of each  series,  (v) the Dividend
Coverage  Amount on that date with respect to  Preferred  Shares of each series,
(vi) whether the Minimum Liquidity Level is met as of that date, (vii) the value of the total assets of the Corporation,  less all liabilities,  (viii) statutory asset coverage on that date, and (ix) whether the 1940 Act Asset Coverage is met as of that date. In managing the Corporation's  portfolio,  the Adviser will not alter the  composition  of -the  Corporation's  portfolio if, in the  reasonable belief of the Adviser,  the effect of any such alteration  would be to cause the
Corporation to have Eligible  Assets with an aggregate  Discounted  Value, as of the  immediately  preceding  Valuation Date, less than the Preferred Share Basic
Maintenance  Amount as of such Valuation Date;  provided,  however,  that in the event that,  as of the  immediately  preceding  Valuation  Date,  the  aggregate
Discounted  Value of the  Corporation's  Eligible  Assets exceeded the Preferred
Share Basic  Maintenance  Amount by five  percent or less,  the Adviser will not alter the  composition  of the  Corporation's  portfolio in a manner  reasonably expected to reduce the aggregate Discounted Value of the Corporation's  Eligible
Assets unless the Corporation  shall have confirmed that, after giving effect to such alteration,  the aggregate  Discounted Value of the Corporation's  Eligible
Assets would exceed the Preferred Share Basic Maintenance Amount.

     (b) If the  Corporation  does not maintain as of any Valuation Date Moody's
Eligible  Assets and S&P Eligible Assets with an aggregate  Discounted  Value at least equal to the Preferred Share Basic  Maintenance  Amount or the Corporation
fails to meet,  as of the last  Business  Day of the  month,  the 1940 Act Asset
Coverage,  then the Corporation  shall, by the Preferred Share Basic Maintenance
Cure Date or 1940 Act Cure Date, as the case may be, (i) change the  composition of the  portfolio of Municipal  Obligations  or (ii) purchase  Preferred  Shares outside of a Remarketing, or both, so that the Preferred Share Basic Maintenance
Amount with respect to any Preferred Shares and 1940 Act Asset Coverage would be met on a pro forma basis as of such Cure Date.  Any such  purchase of  Preferred
Shares outside of a Remarketing  must be made in compliance  with the applicable requirements of the 1940 Act and the rules and regulations thereunder.

     (c) For purposes of determining  whether any such asset maintenance test is met, no Preferred  Shares shall be deemed to be Outstanding  for purposes of any computation if, prior to or concurrently  with the  determination  of such asset maintenance  test, (i) the requisite  funds for the redemption of any such share shall have been deposited in trust with the  Remarketing  Agent for that purpose and the requisite  notice of  redemption  shall have been given or (ii) any such share  shall  have  been  redeemed,  purchased  or  otherwise  acquired  by  the
Corporation.

     (d) Such determinations, as of any date as to which they are made, shall be set forth in  Certificates of Preferred  Share Basic  Maintenance  Amount (which will include a .determination of items (i) through (iii) in Section 8(a) above),
Minimum  Liquidity  Level  (which  will  include a  determination  of items (iv)
through  (vi) in Section  8(a)  above) and 1940 Act Asset  Coverage  (which will include a determination  of items (vii) through (ix) in Section 8(a) above),  as the case may be. On or before the third  Business Day after a Valuation  Date on which the Corporation  fails to meet any asset maintenance test, the Corporation is required to deliver to the  Remarketing  Agent,  S&P and Moody's the relevant
Certificates  of Preferred Share Basic  Maintenance  Amount,  Minimum  Liquidity
Level and 1940 Act Asset Coverage, as the case may be.

     (e) The Corporation will also deliver Certificates of Preferred Share Basic
Maintenance  Amount,  Minimum Liquidity Level and 1940 Act Asset Coverage (i) to
the Remarketing  Agent,  S&P and Moody's as of the Date of Original  Issue,  any
Cure Date and the last Business Day of each fiscal  quarter of the  Corporation, in each case on or before the third Business Day after such day; (ii) to Moody's or S&P on or before the third Business Day after any day on which the Discounted
Value of Moody's Eligible Assets or S&P Eligible Assets, respectively,  is equal to or less than the Preferred Share Basic Maintenance  Amount or does not exceed the Preferred Share Basic  Maintenance  Amount by more than 5%; (iii) to Moody's on or before the third Business Day after the Corporation  redeems any shares of
Common Stock; (iv) for the first year after issuance of the Preferred Shares, to
S&P and the Remarketing Agent as of the fifteenth day of each month (or, if such day is not a  Business  Day,  the  next  succeeding  Business  Day) and the last
Business  Day of each month,  in each case on or before the third  Business  Day after such day; and (v) to S&P upon request.

     (f) Within ten Business Days after delivery of such report  relating to the last Business Day of each fiscal quarter of the Corporation, commencing June 30,
1993, and within ten Business Days after delivery of such report relating to the
Date of Original  Issue and any Cure Date, the  Corporation  will deliver to the
Remarketing  Agent,  S&P and  Moody's  a letter  prepared  by the  Corporation's independent  accountants  regarding the accuracy of the calculations made by the
Corporation in its most recent Certificates of Preferred Share Basic Maintenance
Amount,  Minimum Liquidity Level and 1940 Act Asset Coverage and in Certificates
of Preferred Share Basic  Maintenance  Amount,  Minimum Liquidity Level and 1940
Act Asset Coverage on a Valuation Date during such quarter selected at random by such accountants.  If any such letter prepared by the Corporation's  independent accountants shows that an error was made in any of the most recent  Certificates of Preferred Share Basic  Maintenance  Amount,  Minimum Liquidity Level and 1940
Act Asset Coverage,  the calculation or determination  made by the Corporation's independent  accountants  will be conclusive and binding on the  Corporation and notice of such discrepancy shall be given in writing to each of Moody's and S&P.

     (g)  The  letter  referred  to in  subsection  (f)  will  confirm  (i)  the mathematical accuracy of the calculations  reflected in the related Certificates of Preferred Share Basic  Maintenance  Amount,  Minimum Liquidity Level and 1940
Act Asset Coverage,  (ii) that the method used by the Corporation in determining whether or not the Preferred Share Basic Maintenance  Amount,  Minimum Liquidity
Level and 1940 Act Asset  Coverage are met is in accordance  with the applicable requirements of the  Corporation's  Preferred Share  Provisions,  (iii) that the written price quotations used by the Corporation in such  determination  conform to the written  quotations  obtained by the  Corporation in accordance  with the applicable  requirements of the Corporation's  Preferred Share  Provisions,  and
(iv) that the assets listed as Eligible  Assets and Dividend  Coverage Assets in the Preferred Share Basic  Maintenance  Amount and Minimum Liquidity Level tests conform to the description of Eligible Assets and Dividend  Coverage Assets,  as
the case may be, set forth in the Corporation's Preferred Share Provisions.

     (h) The Corporation  shall give prompt written notice to S&P and to Moody's of (i) any material  change to the Articles of the  Corporation,  including  the
Preferred Share Provisions, or the by-laws of the Corporation,  (ii) any failure by the Corporation to declare or pay any dividend on the Preferred Shares, (iii)
any issuance of a notice of optional or mandatory  redemption  of the  Preferred
Shares,  (iv)  the  assumption  of  control  of the  Board of  Directors  of the
Corporation by Holders of the Preferred  Shares pursuant to Section 6(b) of Part
I  of  the  Preferred  Share  Provisions,  (v)  the  unavailability  of  pricing information  with  respect to the  Municipal  Obligations  in the  Corporation's
portfolio,  whether  pursuant to a pricing  service or through dealer bids, (vi)
any  change  in any  pricing  service  utilized  by the  Corporation,  (vii) any
Dividend  Period in which the Applicable  Dividend Rate is greater than or equal to 95% of the "AA" Composite  Commercial  Paper Rate,  (viii) the designation by the  Board of  Directors  of any  Special  Divided  Period,  (ix)  any  person's acquisition,  to the knowledge of the Corporation, of beneficial ownership of 5%
or more of any  class of the  Corporation's  voting  securities  (including  the
Preferred Shares), (x) any change in the index used in determining the Reference
Rate,  (xi) any tax  changes  that  affect  the  calculation  of the  Additional
Dividends,  and (xii) any change in the Corporation's  Adviser. In addition, the
Corporation  shall give prompt  written notice to Moody's of (A) any increase in the  Marginal  Tax Rate of 40% or more and (B) any  increase in the Marginal Tax
Rate such that the Marginal Tax Rate equals or exceeds 50%.

9.   Certain Other Restrictions

     (a) For so long as any Preferred Shares are Outstanding and Moody's and S&P
are rating such shares, the Corporation will not, unless it has received written confirmation  from Moody's and S&P, as  appropriate,  that any such action would not impair the ratings  then  assigned by Moody's and S&P to  Preferred  Shares, engage in any one or more of the following transactions:

          (i) borrow money,  except that the Corporation may, without  obtaining the written  confirmation  described above, borrow money for the purpose of clearing  securities  transactions if the Preferred Share Basic Maintenance
     Amount  would  continue  to  be  satisfied  after  giving  effect  to  such borrowing,  provided  that so long as any  Preferred  Shares  are  rated by
     Moody's, such borrowing will not exceed 5% of the value of the total assets of the  Corporation,  will be required to be repaid within 60 days and will not be extendable or renewable.

          (ii) engage in any short sales of securities;

          (iii) lend securities; or

          (iv) issue any class of stock  ranking  prior to `or on a parity  with the Preferred  Shares with respect to paying  dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation.

     (b) For so long as  Preferred  Shares are rated by Moody's  and such shares remain  Outstanding,  the  Corporation  will not,  except as necessary to effect
Closing Transactions,  engage in transactions in options on securities,  futures contracts or options on futures  contracts,  except  that,  in  connection  with
Moody's  Hedging  Transactions,  (i) the  Corporation may buy call or put option contracts,  (ii) the Corporation  may write covered call options,  and (iii) the
Corporation may write put options,  in each case on securities.  For purposes of valuation  of Moody's  Eligible  Assets,  (i) if the  Corporation  writes a call option,  the  underlying  asset will be valued as follows:  (A) if the option is exchange-traded  and may be offset  readily or if the option  expires before the earliest  possible  redemption date of the Preferred Shares, at the lower of the
Discounted Value of the underlying  security and exercise price of the option or
(B) otherwise, it has no value; (ii) if the Corporation writes a put option, the underlying asset will be valued as follows: the lesser of (A) exercise price and
(B) the  Discounted  Value of the  underlying  security;  and (iii)  call or put option  contracts  which the  Corporation  buys  have no  value.  For so long as
Preferred  Shares are rated by Moody's,  (i) the Corporation  will not engage in
options   transactions  for  leveraging  or  speculative   purposes;   (ii)  the
Corporation will not write any  anticipatory  call options pursuant to which the
Corporation  hedges the anticipated  purchase of an asset prior to completion of such purchase; (iii) the Corporation will not enter into an option unless, after giving effect thereto,  the Corporation  would continue to have Moody's Eligible
Assets with an aggregate Discounted Value equal to or greater than the Preferred
Share Basic  Maintenance  Amount;  (iv) the  Corporation  will not enter into an option  unless after giving effect to such  transaction  the  Corporation  would continue to be in compliance  with Section 7(b) of this Part I; (v) for purposes of the Preferred Share Basic Maintenance  Amount,  (A) assets in margin accounts are not Moody's Eligible Assets,  (B) 10% of the settlement price of assets sold under a futures  contract,  the  settlement  price of assets  purchased  under a futures contract and the settlement  price of an underlying  futures contract if the  Corporation  writes  put  options  on  futures  contracts  will  constitute liabilities of the Corporation and (C) if the Corporation writes call options on futures contracts and does not own the underlying futures contract,  105% of the fair market value of the underlying futures contract will constitute a liability of the  Corporation;  (vi) the  Corporation  shall  write  only  exchange-traded options on exchanges  approved by Moody's;  (vii) where  delivery may be made to the Corporation with any of a class of securities,  the Corporation shall assume for  purposes  of the  Preferred  Share Basic  Maintenance  Amount that it takes delivery  of  that  security  which  yields  it  the  least  value;  (viii)  the
Corporation  will not engage in forward  contracts;  (ix) the  Corporation  will enter  into  future  contracts  as  sellers  only  if  it  owns  the  underlying securities;  and (x) there shall be a quarterly audit made of the  Corporation's futures and options transactions by the Corporation's independent accountants to confirm  that  the  Corporation  is in  compliance  with  these  standards.  The foregoing  restrictions on options and futures  transactions  may be modified if the Corporation  receives written  confirmation from Moody's that the action the
Corporation  proposes to take would not impair the rating  then  assigned to the
Preferred Shares.

     (c) For so long as Preferred Shares are rated by S&P and such shares remain
Outstanding,  the  Corporation  will not  merge or  consolidate  with any  other corporation or change pricing  services.  In addition,  the Corporation will not purchase or sell futures  contracts or options thereon or write unsecured put or uncovered call options on portfolio securities,  except that (i) the Corporation may  engage  in any S&P  Hedging  Transactions  based  on the  Municipal  Index, provided  that  (A)  the  Corporation  shall  not  engage  in  any  S&P  Hedging
Transactions  based on the  Municipal  Index (other than  Closing  Transactions)
which would cause the Corporation at the time of such transaction to own or have sold the least of (1) more than 1,000 outstanding futures contracts based on the
Municipal Index, (2) outstanding  futures contracts based on the Municipal Index and on Treasury Bonds exceeding in number 25% of the quotient of the fair market value of the Corporation's  total assets divided by 100,000,  or (3) outstanding futures  contracts  based on the Municipal  Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the month prior to the time of  effecting  such  transaction  as reported by The
Wall  Street  Journal;  and (ii)  the  Corporation  may  engage  in S&P  Hedging
Transactions  based on Treasury Bonds,  provided that (A) the Corporation  shall not engage in any S&P Hedging  Transactions  based on Treasury Bonds (other than
Closing  Transactions)  which  would cause the  Corporation  at the time of such transaction to own or have sold the lesser of (1) outstanding  futures contracts based on Treasury  Bonds and on the Municipal  Index  exceeding in number 25% of the quotient of the fair market value of the Corporation's  total assets divided by  100,000  or (2)  outstanding  futures  contracts  based  on  Treasury  Bonds exceeding in number 10% of the average number of daily traded futures  contracts based on  Treasury  Bonds in the  month  prior  to the  time of  effecting  such transaction  as reported by The Wall Street  Journal.  For so long as  Preferred
Shares are rated by S&P, the Corporation will engage in Closing  Transactions to close out any outstanding  futures  contract which the  Corporation  owns or has sold or any outstanding option thereon owned by the Corporation in the event (i)
the Corporation  does not have S&P Eligible Assets with an aggregate  Discounted
Value equal to or greater than the Preferred Share Basic  Maintenance  Amount on two  consecutive  Valuation  Dates and (ii) the  Corporation  is required to pay
Variation  Margin on the second such  Valuation  Date.  For so long as Preferred
Shares are rated by S&P, the Corporation will engage in a Closing Transaction to close out any outstanding  futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the  Corporation  holds  securities  deliverable  under such  terms.  For purposes of determining  S&P Eligible  Assets to determine  compliance  with the
Preferred  Share  Basic  Maintenance  Amount,  no amounts  on  deposit  with the
Corporations,  custodian  or broker  representing  Initial  Margin or  Variation
Margin shall constitute S&P Eligible Assets. For so long as Preferred Shares are rated by S&P, when the Corporation  writes a futures contract or option thereon, it will maintain an amount of cash, cash equivalents or short-term, fixed-income securities in a segregated account with the Corporations  custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of the  Corporation's  broker equals the fair market value of the futures  contract,  except  that in the event the  Corporation  writes a futures contract or option  thereon which requires  delivery of an underlying  security, the Corporation shall hold such underlying security.  The restrictions set forth in this  subsection  (c) may be modified  if the  Corporation  receives  written confirmation from S&P that the action the Corporation proposes to take would not impair the rating then assigned to the Preferred Shares.

                                     PART II

1.   Remarketing Schedule

     Each Remarketing  shall take place over a two-day period  consisting of the
Remarketing  Date  and  the  Settlement  Date.  Such  dates  or  the  method  of establishing  such dates shall be determined by the Board of Directors from time to time.

2.   Advance Notice of Allocation of Taxable Income

     If the  Corporation  intends to  allocate  any net  capital  gains or other income  taxable for federal  income tax  purposes to any  dividend on  Preferred
Shares, the Corporation may notify the Remarketing Agent and the Paying Agent of the amount to be so included  seven days prior to the  Remarketing  on which the
Applicable  Dividend Rate for such dividend is to be  established.  Whenever the
Remarketing  Agent  receives such notice from the  Corporation,  it will in turn notify the Holders of Preferred Shares and prospective purchasers believed by it to be interested in purchasing Preferred Shares in such Remarketing.

3.   Procedure for Tendering

     (a) Preferred Shares of any series are subject to Tender and Dividend Reset at the end of each Dividend Period  applicable to such series in the Remarketing which commences on the  Remarketing  Date  immediately  prior to the end of such
Dividend Period.  By 9:00 a.m., New York City time, on each Remarketing Date for a series of Preferred Shares,  the Remarketing Agent shall, after canvassing the market and considering  prevailing  market  conditions at the time for Preferred
Shares of such  series and  similar  securities,  provide  Beneficial  Owners of
Preferred  Shares  of such  shares  non-binding  indications  of the  Applicable
Dividend Rate for such shares for the next succeeding  28-day  Dividend  Period;
provided that, if the Board of Directors has designated the next Dividend Period for  Preferred  Shares  of  such  series  as  a  Special  Dividend  Period,  the
Remarketing  Agent will provide to Beneficial Owners of Preferred Shares of such series a non-binding  indication  only of the Applicable  Dividend Rate for such
Special Dividend Period.  The actual Applicable  Dividend Rate for such Dividend
Period may be  greater  than or less than the rate per annum  indicated  in such non-binding  indications  (but not greater than the applicable  Maximum Dividend
Rate) and will not be  determined  until  after a Holder is required to elect to hold or sell its Preferred  Shares.  By 12:00 noon,  New York City time, on such
Remarketing Date, each Holder of Preferred Shares of such series must notify the
Remarketing  Agent of its desire,  on a share-by-share  basis,  either to tender such  Preferred  Shares at a price of $50,000  per share or to  continue to hold such share for the next Dividend Period for such series. Any notice given to the
Remarketing  Agent to tender or hold  shares for a  particular  Dividend  Period shall be irrevocable and may not be waived by the Remarketing Agent, except that the Remarketing Agent may, in its sole discretion (i) at the request of a Holder that has  tendered  one or more  shares to the  Remarketing  Agent,  waive  such
Holder's tender, and thereby enable such Holder to continue to hold the share or shares for a 28-day Dividend Period or a designated  Special Dividend Period, if applicable,  as agreed to by such Holder and the Remarketing Agent at such time, so long as such tendering Holder has indicated to the Remarketing  Agent that it would accept the new  Applicable  Dividend Rate for such Dividend  Period,  such waiver to be contingent  upon the  Remarketing  Agent's  ability to remarket all shares  tendered in such  Remarketing,  and (ii) at the request of a Holder that has elected to hold one or more of its  Preferred  Shares,  waive such  Holder's election with respect  thereto.  Notwithstanding  the  foregoing,  any holder or prospective  purchaser  may  informally  indicate to the  Remarketing  Agent its
Applicable Dividend Rate preferences.  The Applicable Dividend Rate with respect to a Dividend Period may be greater or less than such informal rate preferences.

     (b) The right of each Holder to tender  Preferred  Shares in a  Remarketing shall be  limited  to the  extent  that (i) the  Remarketing  Agent  conducts  a
Remarketing  pursuant  to the terms of the  Remarketing  Agreement,  (ii) shares tendered have not been called for redemption, and (iii) the Remarketing Agent is able to find a purchaser  or  purchasers  for  tendered  Preferred  Shares at an
Applicable  Dividend Rate for a 28-day Dividend  Period or a designated  Special
Dividend Period, if any, not in excess of any applicable Maximum Dividend Rate.

     (c) Subject to the  condition  set forth in the next  sentence,  holders of
Preferred  Shares  that fail on a  Remarketing  Date for such shares to elect to tender or hold such  shares  will be deemed to have  elected to continue to hold such shares for the next applicable  Dividend Period.  If, on a Remarketing Date for Preferred Shares of any series,  the current Dividend Period with respect to such shares is a Special Dividend Period of more than 90 days, or the succeeding
Dividend  Period with respect to such shares has been designated by the Board of
Directors  as a Special  Dividend  Period of more than 90 days,  then holders of such  shares  that fail to tender  or hold  such  shares  will be deemed to have elected to tender such shares.

4.   Determination of Applicable Dividend Rates

     (a) By 3:00 p.m., New York City time, on each Remarketing Date with respect to a series of Preferred  Shares,  the  Remarketing  Agent shall  determine  the
Applicable Dividend Rate for such series to the nearest  one-thousandth  (0.001)
of one percent per annum for the next Dividend Period.  The Applicable  Dividend
Rate for each such Dividend Period,  except as otherwise required herein,  shall be the dividend rate per annum which the Remarketing  Agent  determines,  in its sole  judgment,  to be the lowest rate that will enable it to remarket on behalf of the Holders thereof the Preferred  Shares of such series in such  Remarketing and tendered to it on such Remarketing Date at a price of $50,000 per share.

     (b) If no Applicable  Dividend Rate for a series of Preferred  Shares shall have  been  established  on a  Remarketing  Date in a  Remarketing  for the next
Dividend Period for such series,  for any reason (other than because there is no
Remarketing  Agent  or the  Remarketing  Agent  is not  required  to  conduct  a
Remarketing  pursuant  to the  terms  of the  Remarketing  Agreement),  then the
Remarketing Agent, in its sole discretion, shall, if necessary and except during a  Non-Payment  Period with  respect to such  series,  after taking into account market  conditions as reflected in the  prevailing  yields on fixed and variable rate taxable and tax-exempt debt  securities and the prevailing  dividend yields of fixed and variable rate preferred stock,  determine such Applicable  Dividend
Rate which will be the rate per annum that would be the  initial  dividend  rate fixed  in an  offering  on  such  Remarketing  Date,  assuming  in  each  case a comparable dividend period,  issuer and security. If there is no Remarketing for a series  of  Preferred  Shares  because  there is no  Remarketing  Agent or the
Remarketing  Agent is not  required  to conduct a  Remarketing  pursuant  to the
Remarketing Agreement,  then, except during a Non-Payment Period with respect to such  series,  the  Applicable  Dividend  Rate for shares of such series for the subsequent  Dividend Period and for each subsequent Dividend Period for which no
Remarketing takes place because of the foregoing shall be the applicable Maximum
Dividend  Rate and the next  succeeding  Dividend  Period  shall be a  Seven-day
Dividend Period.

     (c) In determining such Applicable  Dividend Rate for a series of Preferred
Shares, the Remarketing Agent shall, after taking into account market conditions as reflected  in the  prevailing  yields on fixed and variable  rate taxable and tax-exempt  debt  securities  and the  prevailing  dividend  yields of fixed and
variable  rate  preferred  stocks   determined  for  the  purpose  of  providing
non-binding indications of the Applicable Dividend Rate to Holders and potential purchasers  of  Preferred  Shares of such  series,  (i)  consider  the number of
Preferred  Shares of such series tendered and the number of Preferred  Shares of such series  potential  purchasers are willing to purchase,  and (ii) contact by telephone or otherwise current and potential Holders of Preferred Shares of such series to ascertain  the  dividend  rates at which they would be willing to hold
Preferred  Shares of such  series.

     (d) The  Applicable  Dividend  Rate shall be determined as aforesaid by the
Remarketing Agent in its sole discretion  (except as otherwise  provided in this
Statement  with  respect  to an  Applicable  Dividend  Rate  that  shall  be the
Non-Payment  Period Rate or the Maximum  Dividend  Rate) and shall be conclusive and binding on Holders.

     (e) Except during a Non-Payment  Period,  the Applicable  Dividend Rate for
any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

5.   Allocation of Shares: Failure to Remarket at $50,000 Per Share

     (a) If the  Remarketing  Agent is unable to remarket by 1:00 p.m., New York
City time, on a Settlement  Date all Preferred  Shares of any series tendered to it in the related  Remarketing at a price of $50,000 per share,  (i) each Holder that tendered or was deemed to have tendered Preferred Shares of such series for sale shall sell a number of Preferred Shares of such series on a pro rata basis, to the extent practicable,  or by lot, as determined by the Remarketing Agent in its sole  discretion,  based  upon the  number of orders to  purchase  Preferred
Shares of such series in such Remarketing, and (ii) the Dividend Period for such series will be a Seven-day Dividend Period and the Applicable  Dividend Rate for
such Dividend Period shall be the Maximum Dividend Rate for a Seven-day Dividend
Period.

     (b) If the allocation  procedures  described above would result in the sale of a fraction of a Preferred  Share,  the  Remarketing  Agent shall, in its sole discretion,  round up or down the number of Preferred Shares sold by each Holder on the applicable Settlement Date so that each share sold by a Holder shall be a whole  Preferred  Share,  and the total  number of shares  sold equals the total number of shares purchased on such Settlement Date.

6.   Notification of Results; Settlement

     (a) Subject to a failure to remarket as described in Part II,  Section 5 of this Statement,  by telephone at approximately 3:30 p.m., New York City time, on each  Remarketing  Date,  the  Remarketing  Agent  shall  advise  each Holder of tendered  shares and each purchaser  thereof (or the Agent Member thereof who in turn will  advise  such  Holder or  purchaser)  (i) of the number of shares such
Holder or purchaser is to sell or purchase and (ii) to give  instructions to its
Agent  Member to deliver  such  shares  against  payment  therefor or to pay the purchase price against delivery as appropriate.  The Remarketing Agent will also advise each Holder or  purchaser  that is to continue to hold,  or to  purchase, shares  with  a  Dividend  Period  beginning  on  such  Settlement  Date  of the
Applicable Dividend Rate for such shares.

     (b) In accordance with the Securities  Depository's  normal procedures,  on the  Settlement  Date,  the  transactions  described  above with respect to each
Preferred  Share shall be executed  through the  Securities  Depository,  if the
Securities  Depository  or its  nominee  holds  or is to  hold  the  certificate relating to the shares to be purchased, and the accounts of the respective Agent
Members of the  Securities  Depository  shall be debited and credited and shares delivered  by book  entry as  necessary  to effect  the  purchases  and sales of
Preferred Shares of a series in the related Remarketing. Purchasers of Preferred
Shares shall make payment to the Paying Agent in same-day funds against delivery to other purchasers or their nominees of one or more  certificates  representing
Preferred Shares, or, if the Securities Depository or its nominee holds or is to hold the certificate relating to the shares to be purchased, through their Agent
Members in same-day funds to the Securities  Depository against delivery by book entry of Preferred Shares through their Agent Members. The Securities Depository shall make payment in accordance with its normal procedures.  If the certificate for a series of Preferred Shares is not held by the Securities Depository or its nominee,  payment with respect to shares of such series will be made in same-day funds to the Paying Agent against delivery of certificates  for such shares.  As long  as  the  Securities  Depository  or its  nominee  holds  the  certificates representing the Preferred  Shares of each series,  no share  certificates  will need to be delivered by any selling  Holder to reflect any transfer of Preferred
Shares effected in a Remarketing.

     (c) If any  Holder  selling  Preferred  Shares  in a  Remarketing  fails to deliver  such shares,  the Agent Member of such selling  Holder and of any other person  that was to have  purchased  Preferred  Shares in such  Remarketing  may deliver to any such other person a number of whole Preferred Shares that is less than the number of shares that  otherwise  was to be purchased by such person In such  event,  the  number  of  Preferred  Shares  to be so  delivered  shall  be determined  by such Agent  Member.  Delivery of such lesser  number of Preferred
Shares shall constitute good delivery.

     (d) The Remarketing  Agent, the Paying Agent and the Securities  Depository
each will use its reasonable  commercial efforts to meet the timing requirements set forth in  paragraphs  (a) and (b) above;  provided  that,  in the event that there is a delay in the occurrence of any delivery or other event connected with a  Remarketing,  the  Remarketing  Agent,  the Paying  Agent and the  Securities
Depository each will use its reasonable  commercial  efforts to accommodate such delay in furtherance of the Remarketing.

     (e) Notwithstanding any of the foregoing  provisions of this Section 6, the
Remarketing Agent may, in its sole discretion,  modify the settlement procedures set forth above with respect to any Remarketing,  provided any such modification does not adversely affect the Holders of Preferred Shares or the Corporation.

7.   Purchase of Preferred Shares by Remarketing Agent

     The Remarketing  Agent may purchase for its own account Preferred Shares of any  series  in a  Remarketing  for  shares  of such  series,  provided  that it purchases all tendered (or deemed tendered)  preferred Shares of such series not sold in such  Remarketing to other  purchasers and that the Applicable  Dividend
Rate  established  with respect to such shares in such  Remarketing is no higher than the  Applicable  Dividend  Rate that  would  have been  established  if the
Remarketing  Agent had not  purchased  such  shares.  Except as  provided in the previous sentence,  the Remarketing Agent shall not be obligated to purchase any
Preferred  Shares that would  otherwise  remain unsold in a Remarketing.  If the
Remarketing Agent owns any Preferred Shares of a series subject to a Remarketing immediately prior to such Remarketing and if all Preferred Shares of such series tendered for sale by other owners have been sold in such  Remarketing,  then the
Remarketing  Agent may sell such  number of its  shares in such  Remarketing  as there are  outstanding  orders to  purchase  that have not been filled by shares tendered for sale by other Holders.  Neither the  Corporation,  the Paying Agent nor the  Remarketing  Agent shall be obligated  in any case to provide  funds to make payment to a Holder upon such Holder's tender of its Preferred  Shares in a
Remarketing.

8.   Applicable Dividend Rate During a Non-Payment Period

     So long as a  Non-Payment  Period with  respect to any series of  Preferred
Shares shall  continue,  paragraphs 1, 2, 3, 4, 5, 6 and 7 of this Part II shall not be  applicable  to any of the  Preferred  Shares  of such  series  and  such
Preferred  Shares  shall not be  subject to Tender  and  Dividend  Reset and the
Applicable Dividend Rate for such shares shall be the Non-Payment Period Rate.

9.   Transfers

     Unless the Corporation has elected,  during a Non-Payment  Period, to waive this requirement, ownership of Preferred Shares will be maintained in book entry form by the Securities Depository, for the account of an Agent Member designated by each  purchaser  of Preferred  Shares to the  Remarketing  Agent.  Such Agent
Member,  in  turn,  shall  maintain  records  of  such  purchaser's   beneficial
ownership.  Furthermore,  unless the  Corporation  shall have elected,  during a
Non-Payment  Period,  to waive this  requirement,  a Beneficial  Owner may sell, transfer or otherwise  dispose of any Preferred  Shares held by it only pursuant to orders  placed in a  Remarketing  or, in the case of any transfer  other than pursuant to a Remarketing,  if such Beneficial Owner or its Agent Member advises the  Remarketing  Agent of such transfer and the  Remarketing  Agent is provided such information about the new Beneficial Owner as may be required by the Paying
Agent.

10.  Miscellaneous

     To the extent  permitted by  applicable  law, the Board of Directors of the
Corporation  may  interpret  or adjust  the  provisions  hereof to  resolve  any inconsistency or ambiguity, or to remedy any formal defect.

11.  Securities Depository; Stock Certificates

     (a) If there is a Securities Depository, one certificate for each series of
Preferred Shares shall be issued to the Securities  Depository and registered in the name of the  Securities  Depository  or its nominee.  Each such  certificate shall bear a legend to the effect that such certificate is issued subject to the provisions  contained  in this  Statement.  Unless  the  Corporation  shall have elected, during a Non-Payment Period, to waive this requirement, the Corporation will also issue stop-transfer instructions to the paying Agent for the Preferred
Shares.  Except as provided in paragraph (b) below, the Securities Depository or its  nominee  will be the only  holder of  certificates  representing  Preferred
Shares,  and no Holder shall  receive  certificates  representing  its ownership interest in such shares.

     (b) If the Applicable  Dividend Rate  applicable to any series of Preferred
Shares  shall  be  the  Non-Payment  Period  Rate  or  there  is  no  Securities
Depository, the Corporation may at its option issue one or more new certificates with respect to such shares  (without the legend  referred to in paragraph 11(a)
of this Part II)  registered  in the names of the Holders or their  nominees and rescind the  stop-transfer  instructions  referred to in paragraph 11(a) of this
Part II with respect to such shares.

     IN WITNESS WHEREOF,  VOYAGEUR MINNESOTA  MUNICIPAL INCOME FUND II, INC. has
caused  these  presents  to be  signed  in its  name  and on its  behalf  by its
Executive Vice President,  and attested by its Secretary,  and the said officers of the Corporation further  acknowledged said instrument to be the corporate act of the  Corporation,  and stated under the penalties of perjury that to the best of their  knowledge,  information  and belief the matters and facts  therein set forth  with  respect  to  approval  are true in all  material  respects,  all on
_____________,1993.

                           VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

                           By
                                    John G. Taft
                                    Executive Vice President
ATTEST:

Theodore E. Jessen
Secretary